Exhibit 3-a


                  CERTIFICATE OF INCORPORATION
                           (Restated)

                               OF

                      UNITED BRANDS COMPANY


     UNITED BRANDS COMPANY, a corporation organized and existing under the laws of the State of New Jersey, restates and integrates its Certificate of Incorporation to read in full as herein set forth.


                            SECTION I

     The name of the Corporation is UNITED BRANDS COMPANY.


                           SECTION II

     The location of its registered office in the State of New Jersey is 15 Exchange Place, Jersey City, county of Hudson (07302), and the name of the registered agent therein and in charge thereof upon whom process against the Corporation may be served is The Corporation Trust Company.


                           SECTION III

     The purposes for which the Corporation is organized are to engage in any activity within the purposes for which corporations now or at any time hereafter may be organized under the New Jersey Business Corporation Act and under all amendments and supplements thereto, or any act enacted to take the place thereof, including without limiting the generality of the foregoing:

     To engage in such activities directly or through a subsidiary or subsidiaries, and to take all acts deemed appropriate to promote the interest of such subsidiary or subsidiaries, including without limiting the generality of the foregoing, to make contracts and incur liabilities for the benefit of such subsidiary or subsidiaries; to transfer or cause to be transferred to any such subsidiary or subsidiaries assets of the Corporation; and to guarantee the bonds, debentures, notes or other evidences of indebtedness issued by or obligations incurred by such subsidiary or subsidiaries and secure the same by mortgage or security interest in the property of the Corporation; and to contract that said bonds, debentures, notes or other evidences of indebtedness issued by such subsidiary or subsidiaries may be convertible into stock of the Corporation upon such terms and conditions as may be approved by the Board of Directors; and to exercise as a purpose or purposes each power granted to corporations by the New Jersey Business Corporation Act and any amendment or supplement thereto or any corporation act enacted to take the place thereof, insofar as such powers authorize or may hereafter authorize corporations to engage in activities; and to guarantee the obligations of any corporation, partnership, limited partnership, joint venture, or other association in which the Corporation, pursuant to powers granted by any such act, has or hereafter may acquire a substantial interest.


                           SECTION IV

     The aggregate number of shares which the Corporation is authorized to issue is 49,046,028 shares divided into
(i) 45,000,000 shares of Capital Stock, par value $1 per share ("Capital Stock"), (ii) 46,028 shares of $3.00 Cumulative Preferred Stock (Convertible Prior to July 1, 1987), without nominal or par value ("$3.00 Convertible Preferred Stock"), having the designations, preferences, rights and restrictions set forth in Subsection A and (iii) 4,000,000 shares of Cumulative Preference Stock issuable in series, without nominal or par value ("Series Preference Stock"). The designations, preferences, rights and restrictions, to the extent that the same have been determined, and the manner of determining other designations, preferences, rights and restrictions of each series of Series Preference Stock are set forth in this Section IV.

          SUBSECTION A.  PROVISIONS APPLICABLE TO $3.00
                   CONVERTIBLE PREFERRED STOCK


     (a) Dividends. The holders of $3.00 Convertible Preferred Stock, in preference to the holders of Series Preference Stock and of Capital Stock of the Corporation, shall be entitled to receive, as and when declared by the Board of Directors, dividends at the rate of $3.00 per share per annum and no more, payable quarterly on the last days of March, June, September and December in each year, commencing on the last day of the quarterly dividend period in which dividends on such shares commence to accrue. Such preferential dividends shall accrue, with respect to shares of $3.00 Convertible Preferred Stock issued in exchange for shares of $3.00 Convertible Preferred Stock of AMK Corporation ("AMK") pursuant to the Plan and Agreement of Merger between AMK and United Fruit Company ("United"), dated as of May 15, 1970 (the "Agreement of Merger") from the beginning of the quarterly dividend period which immediately precedes the day on which the merger provided for in the Agreement of Merger becomes effective (the "Effective Date"), and shall be cumulative so that if dividends in respect of any quarterly dividend period at the rate of $3.00 per share per annum shall not have been paid upon or declared and set apart for the $3.00 Convertible Preferred Stock, the deficiency shall be fully paid or declared and set apart before any dividend shall be paid upon or declared and set apart for the Series Preference Stock or for the Capital Stock. Preferential dividends on the $3.00 Convertible Preferred Stock shall be deemed to accrue from day to day. A quarterly dividend period shall begin on the day following each dividend payment date set forth above and end on the next succeeding dividend payment date.

     (b) Liquidation. The $3.00 Convertible Preferred Stock shall be preferred as to assets over the Series Preference Stock and over the Capital Stock, so that in the event of the liquidation, dissolution or winding up of the Corporation, the holders of $3.00 Convertible Preferred Stock shall be entitled to have set apart for them, or to be paid, out of the assets of the Corporation before any distribution is made to or set apart for the holders of Series Preference Stock or of Capital Stock, an amount in cash equal to and in no event more than (i) $65.00 per share plus a sum equal to accrued and unpaid dividends thereon, whether or not earned or declared, in the event of an involuntary liquidation, dissolution or winding up, or (ii) $68.00 per share plus a sum equal to accrued and unpaid dividends thereon, whether or not earned or declared, in the event of a voluntary liquidation, dissolution or winding up on or prior to June 30, 1972, or (iii) the then applicable redemption price per share, in the event of a voluntary liquidation, dissolution or winding up on or subsequent to July 1, 1972.

     (c) Redemption. At the option of the Corporation, by vote of the Board of Directors, the $3.00 Convertible Preferred Stock may be redeemed on or after, but not prior to, July 1, 1972, as a whole, or in part, at any time or from time to time, at a redemption price hereinafter specified. The redemption price of shares of $3.00 Convertible Preferred Stock redeemed during the twelve month period commencing July 1, 1972 shall be $68.00 per share plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption, whether or not earned or declared, and for shares of such Stock redeemed thereafter shall be (i) the greater of (x) $68.00 per share minus the sum of forty three cents for each July 1 during the period after July 1, 1972 and up to and including the date fixed for redemption or
(y) $65.00 per share, plus (ii) an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption, whether or not earned or declared.

     If less than all of the outstanding shares of $3.00
Convertible Preferred Stock are to be redeemed, the shares to be redeemed shall be determined by lot in such usual manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

     At least 30 days prior to the date fixed for the redemption of shares of the $3.00 Convertible Preferred Stock a written notice shall be mailed to each holder of record of shares of $3.00 Convertible Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (hereinafter referred to as the redemption date), and calling upon such holder to surrender to the Corporation on the redemption date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption.

     On or after the redemption date each holder of shares of $3.00 Convertible Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.

     In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     From and after the redemption date (unless default shall be made by the Corporation in payment of the redemption price) all dividends on the shares of $3.00 Convertible Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof upon the surrender of certificates representing the same, shall cease and determine and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

     At its election the Corporation prior to the redemption date may deposit the redemption price of the shares of $3.00 Convertible Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital and surplus of not less than $5,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such stock, in which case such redemption notice shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such price on or after the date fixed in such redemption notice (which shall not be later than the redemption date) against payment of the redemption price. From and after the making of such deposit, the shares of $3.00 Convertible Preferred Stock so designated for redemption shall not be deemed to be outstanding for any purpose whatsoever, and the rights of the holders of such shares shall be limited to the right to receive the redemption price of such shares, without interest, upon surrender of the certificates representing the same to the Corporation at said office of such bank or trust company, and the right of conversion (on or before the tenth day prior to the date fixed for redemption) herein provided. Any funds so deposited which shall not be required for such redemption because of the exercise of such right of conversion after the date of such deposit shall be returned to the Corporation forthwith. Any interest accrued on such funds shall be paid to the Corporation from time to time.

     Any moneys so deposited which shall remain unclaimed by the holders of such $3.00 Convertible Preferred Stock at the end of six years after the redemption date, shall be returned by such bank or trust company to the Corporation after which the holders of the $3.00 Convertible Preferred Stock shall have no further interest in such moneys.

     (d) Vote. Each holder of $3.00 Convertible Preferred Stock shall be entitled to one vote for each share held on each matter submitted to a vote of stockholders of the Corporation and, except as otherwise herein or by law provided, the $3.00 Convertible Preferred Stock, the Capital Stock of the Corporation, and any other capital stock of the Corporation at the time entitled thereto, shall vote together as one class, except that while the holders of $3.00 Convertible Preferred Stock, voting as a class, are entitled to elect two directors as hereinafter provided, they shall not be entitled to participate with the Capital Stock (or any other capital stock as aforesaid) in the election of any other directors.

     (e) Class Voting. In case at any time the equivalent of six or more full quarterly dividends (whether consecutive or not) on the $3.00 Convertible Preferred Stock shall be in arrears, then during the period (hereinafter in this subparagraph (e) called the Class Voting Period) commencing with such time and ending with the time when all arrears in dividends on the $3.00 Convertible Preferred Stock shall have been paid and the full dividend on the $3.00 Convertible Preferred Stock for the then current quarterly dividend period shall have been paid or declared and set apart for payment, at any meeting of the stockholders of the Corporation held for the election of directors during the Class Voting Period, the holders of $3.00 Convertible Preferred Stock represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other classes of stock of the Corporation, to elect two directors of the Corporation, each share of $3.00 Convertible Preferred Stock entitling the holder thereof to one vote.

     Any director who shall have been elected by holders of $3.00 Convertible Preferred Stock or any director elected by the remaining director as provided in the next sentence, may be removed at any time during a Class Voting Period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of $3.00 Convertible Preferred Stock given at a special meeting of such stockholders called for the purpose and any vacancy thereby created may be filled during such Class Voting Period by the holders of $3.00 Convertible Preferred Stock, present in person or represented by proxy at such meeting. In the event that any director elected by the holders of the $3.00 Convertible Preferred Stock (or any director elected pursuant to the provisions of this sentence) dies, resigns or otherwise ceases to be a director, the remaining director may elect a successor; provided, however, that the foregoing shall not apply to a vacancy created by the removal of a director by the holders of $3.00 Convertible Preferred Stock as provided in the preceding sentence. At the end of the Class Voting Period the holders of $3.00 Convertible Preferred Stock shall be automatically divested of all voting power vested in them under this subparagraph (e) but subject always to the subsequent vesting hereunder of voting power in the holders of $3.00 Convertible Preferred Stock in the event of any similar default or defaults thereafter. The term of all directors elected pursuant to the provisions of this subparagraph (e) shall in all events expire at the end of the Class Voting Period.

     (f) Conversion. Each share of the $3.00 Convertible Preferred Stock may be converted, at the option of the holder thereof, at any time prior to July 1, 1987 (but in case the same shall be called for redemption, only until the close of business on the tenth day prior to the date fixed for the redemption thereof) into three and six-tenths (3.6) fully paid and non-assessable shares of Capital Stock of the Corporation, the respective number of shares of Capital Stock in any case being subject to adjustment, however, as hereinafter in subparagraph (g) provided. Upon any such conversion of shares of $3.00 Convertible Preferred Stock no allowance or adjustment shall be made with respect to dividends upon either class of stock.

     Such option to convert shares of $3.00 Convertible Preferred Stock into shares of Capital Stock may be exercised by, and only by, surrendering for such purpose to the Corporation at the office of any of its Transfer Agents for its Capital Stock for the time being, located in the City of New York or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such stock, certificates representing the shares to be converted, duly endorsed or accompanied by proper instruments of transfer, together with a written request for conversion. At the time of such surrender, the person exercising such option to convert shall be deemed to be the holder of the shares of Capital Stock issuable upon such conversion, notwithstanding that the stock transfer books of the Corporation may then be closed or that certificates representing such shares of Capital Stock shall not then be actually delivered to such person.

     The term "Capital Stock" as used in this Subdivision A shall be deemed to include stock of the Corporation of every class, except stock which shall be preferred as to dividends or assets over the Capital Stock of the Corporation or which shall not participate equally, share for share, with such Capital Stock in earnings or assets remaining after payment in full of the preferential amounts of dividends or assets to which such stock shall be entitled; provided, however, that the shares of Capital Stock into which shares of the $3.00 Convertible Preferred Stock shall be convertible, shall be shares of Capital Stock of the character authorized at the date of the initial issuance of the $3.00 Convertible Preferred Stock or, in case of a reclassification or exchange of such Capital Stock, shares of the stock into or for which such Capital Stock shall be reclassified or exchanged and all provisions of this Subdivision A shall be applied appropriately thereto and to any stock resulting from any subsequent reclassification or exchange thereof.

     (g) Anti-Dilution. The number of shares of Capital Stock into which each share of $3.00 Convertible Preferred Stock may be converted shall be subject to adjustment from time to time in certain instances as follows:

          (1)  If at any time or from time to time the
     outstanding shares of Capital Stock of the Corporation shall be subdivided or combined into a greater or smaller number of shares (by way of reclassification or splitup of shares or in any other manner), then the number of shares of Capital Stock into which each share of $3.00 Convertible Preferred Stock may, after any such subdivision or combination becomes effective, be converted shall be increased or reduced in the same proportion.

          (2) If at any time or from time to time there is declared on the Capital Stock of the Corporation any dividend payable in Capital Stock of the Corporation, then the number of shares of Capital Stock into which each share of $3.00 Convertible Preferred Stock may be converted on or after the record date fixed for such dividend shall be increased in the same proportion as the aggregate number of shares of Capital Stock issued or to be issued on account of such dividend bears to the aggregate number of shares of Capital Stock on which such dividend is or is to be paid.

          (3) If the Corporation shall grant the holders of its Capital Stock, as such, rights to subscribe for shares of Capital Stock and/or securities convertible into, exchangeable for, or carrying rights of purchase of shares of Capital Stock and if (i) the conversion price (determined by dividing Sixty-Five Dollars ($65.00) by the number of shares of Capital Stock deliverable upon conversion of each share of $3.00 Convertible Preferred Stock, immediately before the time herein provided for such adjustment) and (ii) the "market value per share" of Capital Stock on the first full business day (excluding any Saturday) after the last date on which any of such rights to subscribe may be exercised, shall each exceed the amount payable for one share of Capital Stock on exercise of such rights to subscribe, then in each case said conversion price shall be reduced by "the value of the right to subscribe", as limited and defined herein, so granted to the holder of one share of Capital Stock, and the number of shares of Capital Stock deliverable thereafter upon conversion of each share of $3.00 Convertible Preferred Stock, shall be the quotient obtained by dividing Sixty-Five Dollars ($65.00) by the conversion price so reduced.

          The adjustment provided for herein shall be effective immediately after the close of business on the day as of which said market value per share of Capital Stock is taken.

          For the purpose of such adjustment, the "value of the right to subscribe" so granted to the holder of one share of Capital Stock shall be deemed to be an amount equal to the quotient obtained by dividing (x) the excess of said "market value per share" of Capital Stock or said conversion price immediately before such reduction, whichever is lower, over the amount payable for one share of Capital Stock on exercise of such rights to subscribe by (y) the number of shares of Capital Stock with respect to which is granted the right to subscribe for one full share of Capital Stock.

          For the purpose of such adjustment, the "market value per share" of Capital Stock shall be deemed to be the mean between the high and low sales prices per share of Capital Stock on the day as of which such market value is taken (or lacking any sales, the mean between the closing bid and asked prices on that day) or, if the New York Stock Exchange is not open on that day, then on the first full business day (excluding any Saturday) upon which the New York Stock Exchange is open immediately following such day. Such sales prices or such bid and asked prices, as the case may be, shall be those on the New York Stock Exchange if the Capital Stock be listed or dealt in thereon at the time, or, if not listed or dealt in thereon, then those on such exchange as shall have been selected from time to time by the Corporation for the purpose or, if not listed or dealt in on any exchange, then those furnished by the trading department of any New York Stock Exchange firm selected from time to time by the Corporation for the purpose and deemed by it to be reliable.

          For the purpose of such adjustment in case of such granting of rights to subscribe for securities convertible into, exchangeable for, or carrying rights of purchase of, shares of Capital Stock, (i) the holder of one share of Capital Stock shall be deemed to have been granted a right to subscribe for such number of shares of Capital Stock as shall be deliverable upon exercise of the rights of conversion, exchange or purchase of all of the securities for which such holder is granted rights to subscribe, (ii) the last date on which any rights to subscribe for shares of Capital Stock (so deemed to have been granted) may be exercised shall be deemed to be the last date on which any of the aforesaid rights may be exercised to subscribe for such securities convertible into, exchangeable for, or carrying rights of purchase of, shares of Capital Stock, and (iii) the amount payable for one share of Capital Stock on exercise of a right to subscribe for shares of Capital Stock (so deemed to have been granted) shall be deemed to be the sum of (x) the consideration payable to the Corporation for such number of such securities as are convertible into or exchangeable for one full share of Capital Stock,
     (y) in the case of securities carrying such rights, the amount (if any) by which the consideration payable to the Corporation for such number of such securities as carry rights to purchase one full share of Capital Stock shall exceed the distributive amount, if any (excluding any sums with respect to accrued dividends) payable on voluntary liquidation of the Corporation with respect to such securities, if stock, or, if not stock, the principal amount of such securities, and
     (z) any additional amount thereafter payable to the Corporation for one full share of Capital Stock upon the exercise of such rights of conversion, exchange or purchase.

          (4)  No adjustment in the conversion prices
     resulting from the application of the foregoing provisions of clause (3) of subparagraph (g) is to be given effect unless, by making such adjustments, the conversion price in effect immediately prior to such adjustment would be changed by thirty cents or more, and such adjustments shall be made only in amounts of thirty cents or a multiple thereof, but any adjustment which would change the conversion price by less than thirty cents or a multiple thereof is to the extent of the difference between the next multiple thereof and such lesser multiple to be carried forward and given effect in making future adjustments.

     (h) Certificate as to Adjustment of the Conversion Price; Reservation of Shares. Whenever the amount of Capital Stock and/or other securities deliverable upon the conversion of the shares of $3.00 Convertible Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall forthwith file at its principal office and with the transfer agent or agents for the $3.00 Convertible Preferred Stock and for such Capital Stock a statement, signed by the President or one of the Vice Presidents of the Corporation and by its Treasurer or one of its Assistant Treasurers, stating the adjusted amount of its Capital Stock and/or other securities deliverable per share of $3.00 Convertible Preferred Stock calculated to the nearest one hundredth (1/100th) and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

     The Corporation shall at all times reserve and keep available out of its authorized but unissued Capital Stock, the full number of shares of Capital Stock deliverable upon the conversion of all outstanding shares of $3.00 Convertible Preferred Stock which are convertible into Capital Stock and upon exercise of any outstanding rights or options to purchase Capital Stock.

     (i) Fractional Shares. In connection with the conversion of shares of $3.00 Convertible Preferred Stock into Capital Stock, no fractions of shares of $3.00 Convertible Preferred Stock nor of Capital Stock shall be issued; and, in lieu thereof, non-dividend bearing non-voting scrip (exchangeable when combined for full shares) may be issued, or the Board of Directors may make such provisions for the stockholders in lieu of the issue of scrip as it may determine, including payment in cash or sale of stock to the extent of any fractions of shares and distribution of the net proceeds or otherwise. The Board of Directors may determine and fix the form of such scrip, whether bearer or otherwise, the denomination thereof, the expiration dates thereof, any provisions permitting sale of the full shares for which such scrip is exchangeable for the account of the holder of such scrip (or in lieu of sale of such full shares, provisions for the determination of the value thereof, based upon quotations therefor on the New York Stock Exchange on any specified date or dates or based upon any other method or methods of determination of value, and for payment of the value so determined to the holders of such scrip), and any other terms or provisions of such scrip as it may deem advisable.

     (j)  No Reissuance.  Converted or redeemed shares of $3.00
Convertible Preferred Stock shall become authorized and unissued shares and subject to the provisions of subsection (k) may be reissued by the Corporation.

     (k) Priority. All shares of $3.00 Convertible Preferred Stock shall be of senior rank in respect of the preference as to dividends and to payments upon the liquidation, distribution or sale of assets, dissolution or winding up of the Corporation to all shares of Series Preference Stock.

     (l) Issuance of Senior Stock. While any of the $3.00 Convertible Preferred Stock is outstanding, the Corporation shall not, without the affirmative consent (given in writing or at a meeting duly called for that purpose) of the holders of at least two-thirds (2/3rds) of the aggregate number of shares of $3.00 Convertible Preferred Stock then outstanding, (1) issue shares of any class or series of stock (hereinafter in this subparagraph (1) referred to as "Senior Stock") having any preference or priority over, or being of equal rank with, the $3.00 Convertible Preferred Stock as to dividends or upon liquidation; (2) reclassify any shares of stock of the Corporation into shares of Senior Stock; (3) issue any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock; (4) be a party to any merger or consolidation unless the surviving or resulting corporation will have after such merger or consolidation no stock either authorized or outstanding ranking prior or equal, as to dividends or upon liquidation, to the $3.00 Convertible Preferred Stock or to the stock of the surviving or resulting corporation issued in exchange therefor (except such prior or equal ranking stock of the Corporation as may have been authorized or outstanding immediately preceding such merger or consolidation or such stock of the surviving or resulting corporation as may be issued in exchange therefor); or (5) amend, alter or repeal the Certificate of Incorporation of the Corporation to alter or change the preferences, rights or powers of the $3.00 Convertible Preferred Stock so as to affect such stock adversely.

     (m) Merger. At the time any of the $3.00 Convertible Preferred Stock is outstanding, the Corporation will not, without the affirmative consent (given in writing or at a meeting duly called for that purpose) of the holders of at least two-thirds (2/3rds) of the aggregate number of shares of $3.00 Convertible Preferred Stock then outstanding, at any time during the conversion period, consolidate or merge with or into another corporation (whether or not the Corporation is the surviving corporation), or at any time when the $3.00 Convertible Preferred Stock is not redeemable at the option of the Corporation, sell all or substantially all of its assets to another corporation, unless in connection therewith lawful and adequate provision is made whereby the holders of $3.00 Convertible Preferred Stock shall receive the right to convert during the conversion period into the kind and amount of shares of stock and other securities to be received by holders of the number of shares of Capital Stock of the Corporation into which the $3.00 Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger or sale, which right shall be subject to adjustment, as nearly equivalent as may be practicable to the adjustments provided for in this Subsection A.


       SUBSECTION B.  PROVISIONS APPLICABLE TO ALL SERIES
                   OF SERIES PREFERENCE STOCK

     (a) Issuance in Series. Shares of Series Preference Stock may be issued from time to time in one or more series. The shares of all series shall be without par value. The terms of Series A Preference Stock and Series B Preference Stock shall be as specified herein and in Subsections C and D of this Section. The preferences and relative, participating, optional and other special rights of each subsequent series and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series already outstanding; the terms of each subsequent series shall be as specified in this Subsection B and in an amendment or amendments hereof (including any amendment made by action of the Board of Directors without shareholder approval) and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of a particular subsequent series of Series Preference Stock, the number of authorized shares of any such series and the designations, preferences and relative, participating, optional and other special rights, or the qualifications, limitations or restrictions thereof, of such series, including but without limiting the generality of the foregoing, the following:

          (i) The rate and times at which, and the terms and conditions on which, dividends on the Series
     Preference Stock of such series shall be paid;

          (ii) The rights, if any, of holders of Series Preference Stock of such series to convert the same into, or exchange the same for, other classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

          (iii) The redemption price or prices and the time at which, and the terms and conditions on which, Series
     Preference Stock of such series may be redeemed;

          (iv)  The rights of the holders of Series
     Preference Stock of such series upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation;

          (v)  The voting power, if any, of the Series
     Preference Stock of such series; and

          (vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Series Preference Stock of such series.

     (b) Equal Rank. All shares of each series shall be identical in all respects, and all shares of Series Preference Stock of all series shall be of equal rank in respect of the preference as to dividends and to payments upon the liquidation, distribution or sale of assets, dissolution and winding up of the Corporation. All shares of Series Preference Stock of all series shall be of junior rank in respect of the preference as to dividends and to payments upon the liquidation, distribution or sale of assets, dissolution or winding up of the Corporation to all shares of the $3.00 Convertible Preferred Stock. The rights of the Capital Stock of the Corporation shall be subject to the preferences and relative, participating, optional and other special rights of the Series Preference Stock of each series as fixed herein and from time to time by the Board of Directors as aforesaid.

     (c) Dividends On All Series. If dividends on the Series Preference Stock of any series are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on any such stock unless declared and paid ratably on all shares of each series of the Series Preference Stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full. The term "dividends accrued or in arrears" whenever used herein with reference to the Series Preference Stock shall be deemed to mean an amount which shall be equal to dividends thereon at the annual dividend rates per share for the respective series from the date or dates on which such dividends commence to accrue to the end of the then current quarterly dividend period for such stock (or, in the case of redemption, to the date of redemption), less the amount of all dividends paid upon such stock. If upon any liquidation, dissolution or winding up of the Corporation the assets distributable among the holders of any series of Series Preference Stock shall be insufficient to permit the payment in full to the holders of all series of the Series Preference Stock, of all preferential amounts payable to all such holders, then the entire assets of the Corporation thus distributable shall be distributed ratably among the holders of all series of the Series Preference Stock in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

     (d) Special Vote. While any Series Preference Stock is outstanding the Corporation shall not, without the affirmative consent (given in writing or at a meeting duly called for that purpose) of the holders of at least two-thirds (2/3rds) of the aggregate number of shares of Series Preference Stock then outstanding, (1) authorize or issue shares of any class or series of stock leaving any preference or priority as to dividends or upon liquidation (hereinafter in this subparagraph (d) referred to as "Senior Stock") over the Series Preference Stock;
(2) reclassify any shares of stock of the Corporation into shares of Senior Stock; (3) issue any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock; (4) be a party to any merger or consolidation unless the surviving or resulting corporation will have after such merger or consolidation no stock either authorized or outstanding ranking prior as to dividends or upon liquidation to the Series Preference Stock or to the stock of the surviving or resulting corporation issued in exchange therefor (except such prior ranking stock of the Corporation as may have been authorized or outstanding immediately preceding such merger or consolidation or such stock of the surviving or resulting corporation as may be issued in exchange therefor); or (5) amend, alter or repeal the Certificate of Incorporation of the Corporation to alter or change the preferences, rights or powers of the Series Preference Stock so as to affect such stock adversely.


         SUBSECTION C.  SPECIAL PROVISIONS APPLICABLE TO
                    SERIES A PREFERENCE STOCK

     There is hereby established Series A Preference Stock which shall be designated "$1.20 Cumulative Convertible Preference Stock Series A" (herein referred to as "$1.20 Convertible Preference Stock") and shall consist of 2,568,096 shares, and no more. The relative, participating, optional and other special rights and the qualifications, limitations and restrictions, other than those specified for all series of Series Preference Stock in Subsection B of this Section IV, of the $1.20 Convertible Preference Stock, shall be as follows:

     (a) Dividends. The holders of $1.20 Convertible Preference Stock in preference to the holders of Capital Stock of the Corporation, shall be entitled to receive, as and when declared by the Board of Directors, dividends at the rate of $1.20 per share per annum and no more, payable quarterly on the first days of March, June, September and December in each year. Such preferential dividends shall accrue, (i) with respect to shares of $1.20 Convertible Preference Stock issued in exchange for shares of stock of United pursuant to the Agreement of Merger, from the record date for the payment of the regular quarterly dividend on the United Common Stock which immediately precedes the Effective Date and (ii) with respect to shares of $1.20 Convertible Preference Stock issued at a time when other shares of $1.20 Convertible Preference Stock are outstanding from such date as shall make the dividend rights per share of the shares being issued uniform with the dividend rights per share of the shares then outstanding, excluding rights to dividends declared and directed to be paid to shareholders of record as of a date preceding the date of issuance of the shares being issued, and shall be cumulative so that if dividends in respect of any quarterly dividend period at the rate of $1.20 per share per annum shall not have been paid upon or declared and set apart for the $1.20 Convertible Preference Stock, the deficiency shall be fully paid or declared and set apart before any dividend shall be paid upon or declared or set apart for the Capital Stock. Preferential dividends on the $1.20 Convertible Preference Stock shall be deemed to accrue from day to day. Except as otherwise provided in the preceding sentence, a quarterly dividend period shall begin on the day following each dividend payment date set forth above and end on the next succeeding dividend payment date.

     (b) Liquidation. The $1.20 Convertible Preference Stock shall be preferred as to assets over the Capital Stock, so that in the event of the liquidation, dissolution or winding up of the Corporation, the holders of $1.20 Convertible Preference Stock shall be entitled to have set apart for them, or to be paid, out of the assets of the Corporation before any distribution is made to or set apart for the holders of Capital Stock, an amount in cash equal to and in no event more than (i) $20.00 per share plus a sum equal to accrued and unpaid dividends thereon, whether or not earned or declared, in the event of an involuntary liquidation, dissolution or winding up, or (ii) $22.00 per share plus a sum equal to accrued and unpaid dividends thereon, whether or not earned or declared, in the event of a voluntary liquidation, dissolution or winding up on or prior to the date (the "Date") which is five years after the Effective Date, or
(iii) the then applicable redemption price per share, in the event of a voluntary liquidation, dissolution or winding up on or subsequent to the Date.

     (c) Redemption. At the option of the Corporation, by vote of the Board of Directors, the $1.20 Convertible Preference Stock may be redeemed on or after, but not prior to, the Date, as a whole, or in part, at any time or from time to time, at a redemption price hereinafter specified. The redemption price of shares of $1.20 Convertible Preference Stock redeemed during the twelve month period commencing on the Date shall be $22.00 per share plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption, whether or not earned or declared, and for shares of such stock redeemed thereafter shall be (i) the greater of (x) $22.00 per share minus the sum of twenty cents for each anniversary of the Date during the period after the Date and up to and including the date fixed for redemption or (y) $20.00 per share, plus (ii) an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption, whether or not earned or declared.

     If less than all of the outstanding shares of $1.20
Convertible Preference Stock are to be redeemed the shares to be redeemed shall be determined by lot in such usual manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

     Not more than 90 days and not less than 30 days prior to the date fixed for the redemption of shares of the $1.20 Convertible Preference Stock a written notice shall be mailed to each holder of record of shares of $1.20 Convertible Preference Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (hereinafter referred to as the redemption date), and calling upon such holder to surrender to the Corporation on the redemption date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption.

     On or after the redemption date each holder of shares of $1.20 Convertible Preference Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.

     In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     From and after the redemption date (unless default shall be made by the Corporation in payment of the redemption price) all dividends on the shares of $1.20 Convertible Preference Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof upon the surrender of certificates representing the same, shall cease and determine and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

     At its election the Corporation prior to the redemption date may deposit the redemption price of the shares of $1.20 Convertible Preference Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital and surplus of not less than $5,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such Stock, in which case such redemption notice shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such price on or after the date fixed in such redemption notice (which shall not be later than the redemption date) against payment of the redemption price. From and after the making of such deposit, the shares of $1.20 Convertible Preference Stock so designated for redemption shall not be deemed to be outstanding for any purpose whatsoever, and the rights of the holders of such shares shall be limited to the right to receive the redemption price of such shares, without interest, upon surrender of the certificates representing the same to the Corporation at said office of such bank or trust company, and the right of conversion (on or before the fifth day prior to the date fixed for redemption) herein provided. Any funds so deposited which shall not be required for such redemption because of the exercise of such right of conversion after the date of such deposit shall be returned to the Corporation forthwith. Any interest accrued on such funds shall be paid to the Corporation from time to time.

     Any moneys so deposited which shall remain unclaimed by the holders of such $1.20 Convertible Preference Stock at the end of six years after the redemption date, shall be returned by such bank or trust company to the Corporation after which the holders of the $1.20 Convertible Preference Stock shall have no further interest in such moneys.

     (d) Vote. Each holder of $1.20 Convertible Preference Stock shall be entitled to seven-tenths (0.7) of a share vote for each share held on each matter submitted to a vote of stockholders of the Corporation and, except as otherwise herein or by law provided, the $1.20 Convertible Preference Stock, the Capital Stock of the Corporation, and any other capital stock of the Corporation at the time entitled thereto, shall vote together as one class, except that while the holders of $1.20 Convertible Preference Stock, voting as a class, are entitled to elect two directors as hereinafter provided, they shall not be entitled to participate with the Capital Stock (or any other capital stock as aforesaid) in the election of any other directors.

     (e) Class Voting. In case at any time the equivalent of six or more full quarterly dividends (whether consecutive or not) on the $1.20 Convertible Preference Stock shall be in arrears, then during the period (hereinafter in this subparagraph (e) called the Class Voting Period) commencing with such time and ending with the time when all arrears in dividends on the $1.20 Convertible Preference Stock shall have been paid and the full dividend on the $1.20 Convertible Preference Stock for the then current quarterly dividend period shall have been paid or declared and set apart for payment, at any meeting of the stockholders of the Corporation held for the election of directors during the Class Voting Period, the holders of $1.20 Convertible Preference Stock represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other classes of stock of the Corporation, to elect two directors of the Corporation, each share of $1.20 Convertible Preference Stock entitling the holder thereof to one vote.

     Any director who shall have been elected by holders of $1.20 Convertible Preference Stock or any director elected by the remaining director as provided in the next sentence, may be removed at any time during a Class Voting Period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of $1.20 Convertible Preference Stock given at a special meeting of such stockholders called for the purpose and any vacancy thereby created may be filled during such Class Voting Period by the holders of $1.20 Convertible Preference Stock, present in person or represented by proxy at such meeting. In the event that any director elected by the holders of the $1.20 Convertible Preference Stock (or any director elected pursuant to the provisions of this sentence) dies, resigns or otherwise ceases to be a director, the remaining director may elect a successor; provided, however, that the foregoing shall not apply to a vacancy created by the removal of a director by the holders of $1.20 Convertible Preference Stock as provided in the preceding sentence. At the end of the Class Voting Period the holders of $1.20 Convertible Preference Stock shall be automatically divested of all voting power vested in them under this subparagraph (e) but subject always to the subsequent vesting hereunder of voting power in the holders of $1.20 Convertible Preference Stock in the event of any similar default or defaults thereafter. The term of all directors elected pursuant to the provisions of this subparagraph (e) shall in all events expire at the end of the Class Voting Period.

     (f) Conversion. Each share of the $1.20 Convertible Preference Stock may be converted, at the option of the holder thereof, at any time (but in case the same shall be called for redemption, only until the close of business on the fifth business day prior to the date fixed for the redemption thereof) into seven-tenths (0.7) of a fully paid and non-assessable share of Capital Stock of the Corporation, the number of shares of Capital Stock in any case being subject to adjustment, however, as hereinafter in subparagraph (g) provided. Upon any such conversion of shares of $1.20 Convertible Preference Stock no allowance or adjustment shall be made with respect to dividends upon either class of stock.

     Such option to convert shares of $1.20 Convertible Preference Stock into shares of Capital Stock may be exercised by, and only by, surrendering for such purpose to the Corporation at the office of any of its Transfer Agents for its Capital Stock for the time being, located in the City of New York or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such Stock, certificates representing the shares to be converted, duly endorsed or accompanied by proper instruments of transfer, together with a written request for conversion. At the time of such surrender, the person exercising such option to convert shall be deemed to be the holder of the shares of Capital Stock issuable upon such conversion, notwithstanding that the stock transfer books of the Corporation may then be closed or that certificates representing such shares of Capital Stock shall not then be actually delivered to such person.

     The term "Capital Stock" as used in this Subsection C shall be deemed to include stock of the Corporation of every class, except stock which shall be preferred as to dividends or assets over the Capital Stock of the Corporation or which shall not participate equally, share for share, with such Capital Stock in earnings or assets remaining after payment in full of the preferential amounts of dividends or assets to which such stock shall be entitled; provided, however, that the shares of Capital Stock into which shares of the $1.20 Convertible Preference Stock shall be convertible, shall be shares of Capital Stock of the character authorized at the date of the initial issuance of the $1.20 Convertible Preference Stock or, in case of a reclassification or exchange of such Capital Stock, shares of tile stock into or for which such Capital Stock shall be reclassified or exchanged and all provisions of this Subsection C shall be applied appropriately thereto and to any stock resulting from any subsequent reclassification or exchange thereof.

     (g) Anti-Dilution. The number of shares of Capital Stock into which each share of $1.20 Convertible Preference Stock may be converted shall be subject to adjustment from time to time in certain instances as follows:

          (1)  If at any time or from time to time the
     outstanding shares of Capital Stock of the Corporation shall be subdivided or combined into a greater or smaller number of shares (by way of reclassification or splitup of shares or in any other manner), then the number of shares of Capital Stock into which each share of $1.20 Convertible Preference Stock may, after any such subdivision or combination becomes effective, be converted shall be increased or reduced in the same proportion.

          (2) If at any time or from time to time there is declared on the Capital Stock of the Corporation any dividend payable in Capital Stock of the Corporation, then the number of shares of Capital Stock into which each share of $1.20 Convertible Preference Stock may be converted on or after the record date fixed for such dividend shall be increased in the same proportion as the aggregate number of shares of Capital Stock issued or to be issued on account of such dividend bears to the aggregate number of shares of Capital Stock on which such dividend is or is to be paid.

          (3) If the Corporation shall grant the holders of its Capital Stock, as such, rights to subscribe for shares of Capital Stock and/or securities convertible into, exchangeable for, or carrying rights of purchase of shares of Capital Stock and if the "market value per share" of Capital Stock on the first full business day (excluding any Saturday) after the last date on which any of such rights to subscribe may be exercised, shall exceed the amount payable for one share of Capital Stock on exercise of such rights to subscribe, then in each case the conversion price in effect immediately prior to such issuance shall be reduced by "the value of the right to subscribe", as limited and defined herein, so granted to the holder of one share of Capital Stock, and the number of shares of Capital Stock deliverable thereafter upon conversion of each share of $1.20 Convertible Preference Stock, shall be the quotient obtained by dividing Twenty Dollars ($20.00) by the conversion price so reduced.

          The adjustment provided for herein shall be effective immediately after the close of business on the day as of which said market value per share of Capital Stock is taken.

          For the purpose of such adjustment, the "value of the right to subscribe" so granted to the holder of one share of Capital Stock shall be deemed to be an amount equal to the quotient obtained by dividing (x) the excess of said "market value per share" of Capital Stock over the amount payable for one share of Capital Stock on exercise of such rights to subscribe by (y) the number of shares of Capital Stock with respect to which is granted the right to subscribe for one full share of Capital Stock.

     For the purpose of such adjustment and any adjustment pursuant to clause (4) of this subparagraph (g), the "market value per share" of Capital Stock shall be deemed to be the mean between the high and low sales prices per share of Capital Stock on the day as of which such market value is taken (or lacking any sales, the mean between the closing bid and asked prices on that day) or, if the New York Stock Exchange is not open on that day, then on the first full business day (excluding any Saturday) upon which the New York Stock Exchange is open immediately following such day. Such sales prices or such bid and asked prices, as the case may be, shall be those on the New York Stock Exchange if the Capital Stock be listed or dealt in thereon at the time, or, if not listed or dealt in thereon, then those on such exchange as shall have been selected from time to time by the Corporation for the purpose or, if not listed or dealt in on any exchange, then those furnished by the trading department of any New York Stock Exchange firm selected from time to time by the Corporation for the purpose and deemed by it to be reliable.

     For the purpose of such adjustment in case of such granting of rights to subscribe for securities convertible into, exchangeable for, or carrying rights of purchase of, shares of Capital Stock, (i) the holder of one share of Capital Stock shall be deemed to have been granted a right to subscribe for such number of shares of Capital Stock as shall be deliverable upon exercise of the rights of conversion, exchange or purchase of all of the securities for which such holder is granted rights to subscribe, (ii) the last date on which any rights to subscribe for shares of Capital Stock (so deemed to have been granted) may be exercised shall be deemed to be the last date on which any of the aforesaid rights may be exercised to subscribe for such securities convertible into, exchangeable for, or carrying rights of purchase of, shares of Capital Stock, and (iii) the amount payable for one share of Capital Stock on exercise of a right to subscribe for shares of Capital Stock (so deemed to have been granted) shall be deemed to be the sum of (x) the consideration payable to the Corporation for such number of such securities as are convertible into or exchangeable for one full share of Capital Stock, and (y) in the case of securities carrying such rights, the amount (if any) by which the consideration payable to the Corporation for such number of such securities as carry rights to purchase one full share of Capital Stock shall exceed the distributive amount, if any (excluding any sums with respect to accrued dividends) payable on voluntary liquidation of the Corporation with respect to such securities, if stock, or, if not stock, the principal amount of such securities, and (z) any additional amount thereafter payable to the Corporation for one full share of Capital Stock upon the exercise of such rights of conversion, exchange or purchase.

     (4) If the Corporation shall distribute to all holders of its Capital Stock evidences of its indebtedness or assets (excluding dividends or distributions referred to in subparagraph
(a) or clause 2 of this subparagraph (g)) or rights to subscribe (other than those referred to in clause (3) of this subparagraph
(g)), then in each such case the amount of Capital Stock into which each share of $1.20 Convertible Preference Stock shall thereafter be converted shall be determined by multiplying the amount of Capital Stock into which such $1.20 Convertible Preference Stock was theretofore convertible by a fraction, of which the numerator shall be the "market value per share" of Capital Stock (determined as provided in clause (3) of this subparagraph (g)) on the date of such distribution and of which the denominator shall be such market value per share of Capital Stock, less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a statement filed with the transfer agent or agents for the $1.20 Convertible Preference Stock and the Capital Stock) of the portion of the assets or evidences of indebtedness so distributed and such subscription rights applicable to one share of Capital Stock. Such adjustment shall be made whenever such distribution is made, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such distribution; provided, however, that if the Corporation shall, before the distribution to shareholders, legally abandon its plan to make such distribution, no adjustment of the amount of Capital Stock issuable upon conversion of the $1.20 Convertible Preference Stock shall be required by reason of the taking of such record.

     (5) No adjustment in the conversion prices resulting from the application of the foregoing provisions of clauses (3) and
(4) of subparagraph (g) is to be given effect unless, by making such adjustments, the conversion price in effect immediately prior to such adjustment would be changed by twelve cents or more, and such adjustments shall be made only in amounts of twelve cents or a multiple thereof, but any adjustment which would change the conversion price by less than twelve cents or a multiple thereof is to the extent of the difference between the next multiple thereof and such lesser multiple to be carried forward and given effect in making future adjustments.

     (h) Certificate as to Adjustment of the Conversion Price; Reservation of Shares. Whenever the amount of Capital Stock and/or other securities deliverable upon the conversion of the shares of $1.20 Convertible Preference Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall forthwith file at its principal office and with the transfer agent or agents for the $1.20 Convertible Preference Stock and for such Capital Stock a statement, signed by the President or one of the Vice Presidents of the Corporation and by its Treasurer or one of its Assistant Treasurers, stating the adjusted amount of its Capital Stock and/or other securities deliverable per share of $1.20 Convertible Preference Stock calculated to the nearest one hundredth (1/100th) and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

     The Corporation shall at all times reserve and keep available out of its authorized but unissued Capital Stock, the full number of shares of Capital Stock deliverable upon the conversion of all outstanding shares of $1.20 Convertible Preference Stock which are convertible into Capital Stock and upon exercise of any outstanding rights or options to purchase Capital Stock.

     (i) Fractional Shares. In connection with the conversion of shares of $1.20 Convertible Preference Stock into Capital Stock, no fractions of shares of $1.20 Convertible Preference Stock nor of Capital Stock shall be issued; and, in lieu thereof, non-dividend bearing non-voting scrip (exchangeable when combined for full shares) may be issued, or the Board of Directors may make such provisions for the stockholders in lieu of the issue of scrip as it may determine, including payment in cash or sale of stock to the extent of any fractions of shares and distribution of the net proceeds or otherwise. The Board of Directors may determine and fix the form of such scrip, whether bearer or otherwise, the denomination thereof, the expiration dates thereof, any provisions permitting sale of the full shares for which such scrip is exchangeable for the account of the holder of such scrip (or in lieu of sale of such full shares, provisions for the determination of the value thereof, based upon quotations therefor on the New York Stock Exchange on any specified date or dates or based upon any other method or methods of determination of value, and for payment of the value so determined to the holders of such scrip), and any other terms or provisions of such scrip as it may deem advisable.

     (j)  No Reissuance.  Converted or redeemed shares of $1.20
Convertible Preference Stock shall become authorized and unissued shares and subject to the provisions of subsection (k) may be reissued by the Corporation.

     (k) Issuance of Additional $1.20 Convertible Stock. The Corporation shall not, without the affirmative consent (given in writing or at a meeting duly called for that purpose) of the holders of at least two-thirds (2/3rds) of the aggregate number of shares of $1.20 Convertible Preference Stock then outstanding,
(i) issue additional shares of $1.20 Convertible Preference Stock, or (ii) amend, alter or repeal this subparagraph (k).

     (l) Merger. At the time any of the $1.20 Convertible Preference Stock is outstanding, the Corporation will not, without the affirmative consent (given in writing or at a meeting duly called for that purpose) of the holders of at least two-thirds (2/3rds) of the aggregate number of shares of $1.20 Convertible Preference Stock then outstanding, at any time during the conversion period, consolidate or merge with or into another corporation (whether or not the Corporation is the surviving corporation), or at any time when the $1.20 Convertible Preference Stock is not redeemable at the option of the Corporation, sell all or substantially all of its assets to another corporation, unless in connection therewith lawful and adequate provision is made whereby the holders of $1.20 Convertible Preference Stock shall receive the right to convert during the conversion period into the kind and amount of shares of stock and other securities to be received by holders of the number of shares of Capital Stock of the Corporation into which the $1.20 Convertible Preference Stock might have been converted immediately prior to such consolidation, merger or sale, which right shall be subject to adjustment, as nearly equivalent as may be practicable to the adjustments provided for in this Subsection C.


          SUBSECTION D.  SPECIAL PROVISIONS APPLICABLE
                  TO SERIES B PREFERENCE STOCK

     There is hereby established Series B Preference Stock which shall be designated "$3.20 Cumulative Convertible Preference Stock, Series B" ("$3.20 Convertible Preference Stock") and shall consist of 75,813 shares, and no more. The relative, participating, optional and other special rights and the qualifications, limitations and restrictions, other than those specified for all series of Series Preference Stock in Subsection B of this Section IV, of the $3.20 Convertible Preference Stock, shall be as follows:

     (a) Dividends. The holders of $3.20 Convertible Preference Stock in preference to the holders of Capital Stock of the Corporation, shall be entitled to receive, as and when declared by the Board of Directors, dividends at the rate of $3.20 per share per annum and no more, payable quarterly on the last days of March, June, September and December in each year, commencing on the last day of the quarterly dividend period in which dividends on such shares commence to accrue. Such preferential dividends shall accrue, with respect to shares of $3.20 Convertible Preference Stock issued in exchange for shares of $3.20 Cumulative Convertible Preference Stock of AMK pursuant to the Agreement of Merger, from the beginning of the quarterly dividend period which immediately precedes the Effective Date, and shall be cumulative so that if dividends in respect of any quarterly dividend period at the rate of $3.20 per share per annum shall not have been paid upon or declared and set apart for the $3.20 Convertible Preference Stock, the deficiency shall be fully paid or declared and set apart before any dividend shall be paid upon or declared or set apart for the Capital Stock. Preferential dividends on the $3.20 Convertible Preference Stock shall be deemed to accrue from day to day. A quarterly dividend period shall begin on the day following each dividend payment date set forth above and end on the next succeeding dividend payment date.

     (b) Liquidation. The $3.20 Convertible Preference Stock shall be preferred as to assets over the Capital Stock, so that in the event of the liquidation, dissolution or winding up of the Corporation, the holders of $3.20 Convertible Preference Stock shall be entitled to have set apart for them, or to be paid, out of the assets of the Corporation before any distribution is made to or set apart for the holders of Capital Stock, an amount in cash equal to and in no event more than (i) $100.00 per share plus a sum equal to accrued and unpaid dividends thereon, whether or not earned or declared, in the event of an involuntary liquidation, dissolution or winding up, or (ii) $103.20 per share plus a sum equal to accrued and unpaid dividends thereon, whether or not earned or declared, in the event of a voluntary liquidation, dissolution or winding up on or prior to December 29, 1972 (the "Date"), or (iii) the then applicable redemption price per share, in the event of a voluntary liquidation, dissolution or winding up on or subsequent to the Date.

     (c) Redemption. At the option of the Corporation, by vote of the Board of Directors, the $3.20 Convertible Preference Stock may be redeemed on or after, but not prior to, the Date, as a whole, or in part, at any time or from time to time, at a redemption price hereinafter specified. The redemption price of shares of $3.20 Convertible Preference Stock redeemed during the twelve month period commencing on the Date shall be $103.20 per share plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption, whether or not earned or declared, and for shares of such Stock redeemed thereafter shall be (i) the greater of (x) $103.20 per share minus the sum of forty cents for each anniversary of the Date during the period after the Date and up to and including the date fixed for redemption or (y) $100.00 per share, plus (ii) an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption, whether or not earned or declared.

     If less than all of the outstanding shares of $3.20
Convertible Preference Stock are to be redeemed, the shares to be redeemed shall be determined by lot in such usual manner and subject to such regulations as the Board of Directors in its sole discretion shall prescribe.

     At least 30 days prior to the date fixed for the redemption of shares of the $3.20 Convertible Preference Stock a written notice shall be mailed to each holder of record of shares of $3.20 Convertible Preference Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the date fixed for redemption thereof (hereinafter referred to as the redemption date), and calling upon such holder to surrender to the Corporation on the redemption date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption.

     On or after the redemption date each holder of shares of $3.20 Convertible Preference Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.

     In case less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     From and after the redemption date (unless default shall be made by the Corporation in payment of the redemption price) all dividends on the shares of $3.20 Convertible Preference Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof upon the surrender of certificates representing the same, shall cease and determine and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

     At its election the Corporation prior to the redemption date may deposit the redemption price of the shares of $3.20 Convertible Preference Stock so called for redemption in trust for the holders thereof with a bank or trust company (having a capital and surplus of not less than $5,000,000) in the Borough of Manhattan, City and State of New York, or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such stock, in which case such redemption notice shall state the date of such deposit, shall specify the office of such bank or trust company as the place of payment of the redemption price, and shall call upon such holders to surrender the certificates representing such shares at such price on or after the date fixed in such redemption notice (which shall not be later than the redemption date) against payment of the redemption price. From and after the making of such deposit, the shares of $3.20 Convertible Preference Stock so designated for redemption shall not be deemed to be outstanding for any purpose whatsoever, and the rights of the holders of such shares shall be limited to the right to receive the redemption price of such shares, without interest, upon surrender of the certificates representing the same to the Corporation at said office of such bank or trust company, and the right of conversion (on or before the tenth day prior to the date fixed for redemption) herein provided. Any funds so deposited which shall not be required for such redemption because of the exercise of such right of conversion after the date of such deposit shall be returned to the Corporation forthwith. Any interest accrued on such funds shall be paid to the Corporation from time to time.

     Any moneys so deposited which shall remain unclaimed by the holders of such $3.20 Convertible Preference Stock at the end of six years after the redemption date, shall be returned by such bank or trust company to the Corporation after which the holders of the $3.20 Convertible Preference Stock shall have no further interest in such moneys.

     (d) Vote. Each holder of $3.20 Convertible Preference Stock shall be entitled to one vote for each share held on each matter submitted to a vote of stockholders of the Corporation and, except as otherwise herein or by law provided, the $3.20 Convertible Preference Stock, the Capital Stock of the Corporation, and any other capital stock of the Corporation at the time entitled thereto, shall vote together as one class, except that while the holders of $3.20 Convertible Preference Stock, voting as a class, are entitled to elect two directors as hereinafter provided, they shall not be entitled to participate with the Capital Stock (or any other capital stock as aforesaid) in the election of any other directors.

     (e) Class Voting. In case at any time the equivalent of six or more full quarterly dividends (whether consecutive or not) on the $3.20 Convertible Preference Stock shall be in arrears, then during the period (hereinafter in this subparagraph (e) called the Class Voting Period) commencing with such time and ending with the time when all arrears in dividends on the $3.20 Convertible Preference Stock shall have been paid and the full dividend on the $3.20 Convertible Preference Stock for the then current quarterly dividend period shall have been paid or declared and set apart for payment, at any meeting of the stockholders of the Corporation held for the election of directors during the Class Voting Period, the holders of $3.20 Convertible Preference Stock represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other classes of stock of the Corporation, to elect two directors of the Corporation, each share of $3.20 Convertible Preference Stock entitling the holder thereof to one vote.

     Any director who shall have been elected by holders of $3.20 Convertible Preference Stock or any director elected by the remaining director as provided in the next sentence, may be removed at any time during a Class Voting Period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of $3.20 Convertible Preference Stock given at a special meeting of such stockholders called for the purpose and any vacancy thereby created may be filled during such Class Voting Period by the holders of $3.20 Convertible Preference Stock, present in person or represented by proxy at such meeting. In the event that any director elected by the holders of the $3.20 Convertible Preference Stock (or any director elected pursuant to the provisions of this sentence) dies, resigns or otherwise ceases to be a director, the remaining director may elect a successor; provided, however, that the foregoing shall not apply to a vacancy created by the removal of a director by the holders of $3.20 Convertible Preference Stock as provided in the preceding sentence. At the end of the Class Voting Period the holders of $3.20 Convertible Preference Stock shall be automatically divested of all voting power vested in them under this subparagraph (e) but subject always to the subsequent vesting hereunder of voting power in the holders of $3.20 Convertible Preference Stock in the event of any similar default or defaults thereafter. The term of all directors elected pursuant to the provisions of this subparagraph (e) shall in all events expire at the end of the Class Voting Period.

     (f) Conversion. Each share of the $3.20 Convertible Preference Stock may be converted, at the option of the holder thereof, at any time (but in case the same shall be called for redemption, only until the close of business on the tenth day prior to the date fixed for the redemption thereof) into three and six tenths (3.6) fully paid and non-assessable shares of Capital Stock of the Corporation, the respective number of shares of Capital Stock in any case being subject to adjustment, however, as hereinafter in subparagraph (g) provided. Upon any such conversion of shares of $3.20 Convertible Preference Stock no allowance or adjustment shall be made with respect to dividends upon either class of stock.

     Such option to convert shares of $3.20 Convertible Preference Stock into shares of Capital Stock may be exercised by, and only by, surrendering for such purpose to the Corporation at the office of any of its Transfer Agents for its Capital Stock for the time being, located in the City of New York or in any other city in which the Corporation at the time shall maintain a transfer agency with respect to such stock, certificates representing the shares to be converted, duly endorsed or accompanied by proper instruments of transfer, together with a written request for conversion. At the time of such surrender, the person exercising such option to convert shall be deemed to be the holder of the shares of Capital Stock issuable upon such conversion, notwithstanding that the stock transfer books of the Corporation may then be closed or that certificates representing such shares of Capital Stock shall not then be actually delivered to such person.

     The term "Capital Stock" as used in this Subsection D shall be deemed to include stock of the Corporation of every class, except stock which shall be preferred as to dividends or assets over the Capital Stock of the Corporation or which shall not participate equally, share for share, with such Capital Stock in earnings or assets remaining after payment in full of the preferential amounts of dividends or assets to which such stock shall be entitled; provided, however, that the shares of Capital Stock into which shares of the $3.20 Convertible Preference Stock shall be convertible, shall be shares of Capital Stock of the character authorized at the date of the initial issuance of the $3.20 Convertible Preference Stock or, in case of a reclassification or exchange of such Capital Stock, shares of the stock into or for which such Capital Stock shall be reclassified or exchanged and all provisions of this Subsection D shall be applied appropriately thereto and to any stock resulting from any subsequent reclassification or exchange thereof.

     (g) Anti-Dilution. The number of shares of Capital Stock into which each share of $3.20 Convertible Preference Stock may be converted shall be subject to adjustment from time to time in certain instances as follows:

          (1)  If at any time or from time to time the
     outstanding shares of Capital Stock of the Corporation shall be subdivided or combined into a greater or smaller number of shares (by way of reclassification or splitup of shares or in any other manner), then the number of shares of Capital Stock into which each share of $3.20 Convertible Preference Stock may, after any such subdivision or combination becomes effective, be converted shall be increased or reduced in the same proportion.

          (2) If at any time or from time to time there is declared on the Capital Stock of the Corporation any dividend payable in Capital Stock of the Corporation, then the number of shares of Capital Stock into which each share of $3.20 Convertible Preference Stock may be converted on or after the record date fixed for such dividend shall be increased in the same proportion as the aggregate number of shares of Capital Stock issued or to be issued on account of such dividend bears to the aggregate number of shares of Capital Stock on which such dividend is or is to be paid.

          (3) If the Corporation shall grant the holders of its Capital Stock, as such, rights to subscribe for shares of Capital Stock and/or securities convertible into, exchangeable for, or carrying rights of purchase of shares of Capital Stock and if (i) the conversion price (determined by dividing One Hundred Dollars ($100.00) by the number of shares of Capital Stock deliverable upon conversion of each share of $3.20 Convertible Preference Stock, immediately before the time herein provided for such adjustment) and (ii) the "market value per share" of Capital Stock on the first full business day (excluding any Saturday) after the last date on which any of such rights to subscribe may be exercised, shall each exceed the amount payable for one share of Capital Stock on exercise of such rights to subscribe, then in each case said conversion price shall be reduced by "the value of the right to subscribe", as limited and defined herein, so granted to the holder of one share of Capital Stock, and the number of shares of Capital Stock deliverable thereafter upon conversion of each share of $3.20 Convertible Preference Stock, shall be the quotient obtained by dividing One Hundred Dollars ($100.00) by the conversion price so reduced.

          The adjustment provided for herein shall be effective immediately after the close of business on the day as of which said market value per share of Capital Stock is taken.

          For the purpose of such adjustment, the "value of the right to subscribe" so granted to the holder of one share of Capital Stock shall be deemed to be an amount equal to the quotient obtained by dividing (x) the excess of said "market value per share" of Capital Stock or said conversion price immediately before such reduction, whichever is lower, over the amount payable for one share of Capital Stock on exercise of such rights to subscribe by (y) the number of shares of Capital Stock with respect to which is granted the right to subscribe for one full share of Capital Stock.

          For the purpose of such adjustment, the "market value per share" of Capital Stock shall be deemed to be the mean between the high and low sales prices per share of Capital Stock on the day as of which such market value is taken (or lacking any sales, the mean between the closing bid and asked prices on that day) or, if the New York Stock Exchange is not open on that day, then on the first full business day (excluding any Saturday) upon which the New York Stock Exchange is open immediately following such day. Such sales prices or such bid and asked prices, as the case may be, shall be those on the New York Stock Exchange if the Capital Stock be listed or dealt in thereon at the time, or, if not listed or dealt in thereon, then those on such exchange as shall have been selected from time to time by the Corporation for the purpose or, if not listed or dealt in on any exchange, then those furnished by the trading department of any New York Stock Exchange firm selected from time to time by the Corporation for the purpose and deemed by it to be reliable.

          For the purpose of such adjustment in case of such granting of rights to subscribe for securities convertible into, exchangeable for, or carrying rights of purchase of, shares of Capital Stock, (i) the holder of one share of Capital Stock shall be deemed to have been granted a right to subscribe for such number of shares of Capital Stock as shall be deliverable upon exercise of the rights of conversion, exchange or purchase of all of the securities for which such holder is granted rights to subscribe, (ii) the last date on which any rights to subscribe for shares of Capital Stock (so deemed to have been granted) may be exercised shall be deemed to be the last date on which any of the aforesaid rights may be exercised to subscribe for such securities convertible into, exchangeable for, or carrying rights of purchase of, shares of Capital Stock, and (iii) the amount payable for one share of Capital Stock on exercise of a right to subscribe for shares of Capital Stock (so deemed to have been granted) shall be deemed to be the sum of (x) the consideration payable to the Corporation for such number of such securities as are convertible into or exchangeable for one full share of Capital Stock, (y) in the case of securities carrying such rights, the amount (if any) by which the consideration payable to the Corporation for such number of such securities as carry rights to purchase one full share of Capital Stock shall exceed the distributive amount, if any (excluding any sums with respect to accrued dividends) payable on voluntary liquidation of the Corporation with respect to such securities, if stock, or, if not stock, the principal amount of such securities, and
     (z) any additional amount thereafter payable to the Corporation for one full share of Capital Stock upon the exercise of such rights of conversion, exchange or purchase.

          (4)  No adjustment in the conversion prices
     resulting from the application of the foregoing provisions of clause (3) of subparagraph (g) is to be given effect unless, by making such adjustments, the conversion price in effect immediately prior to such adjustment would be changed by thirty cents or more, and such adjustments shall be made only in amounts of thirty cents or a multiple thereof, but any adjustment which would change the conversion price by less than thirty cents or a multiple thereof is to the extent of the difference between the next multiple thereof and such lesser multiple to be carried forward and given effect in making future adjustments.

     (h) Certificate as to Adjustment of the Conversion Rate; Reservation of Shares. Whenever the amount of Capital Stock and/or other securities deliverable upon the conversion of the shares of $3.20 Convertible Preference Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall forthwith file at its principal office and with the transfer agent or agents for the $3.20 Convertible Preference Stock and for such Capital Stock a statement, signed by the President or one of the Vice Presidents of the Corporation and by its Treasurer or one of its Assistant Treasurers, stating the adjusted amount of its Capital Stock and/or other securities deliverable per share of $3.20 Convertible Preference Stock calculated to the nearest one hundredth (1/100th) and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

     The Corporation shall at all times reserve and keep available out of its authorized but unissued Capital Stock, the full number of shares of Capital Stock deliverable upon the conversion of all outstanding shares of $3.20 Convertible Preference Stock which are convertible into Capital Stock and upon exercise of any outstanding rights or options to purchase Capital Stock.

     (i) Fractional Shares. In connection with the conversion of shares of $3.20 Convertible Preference Stock into Capital Stock, no fractions of shares of $3.20 Convertible Preference Stock nor of Capital Stock shall be issued; and, in lieu thereof, non-dividend bearing non-voting scrip (exchangeable when combined for full shares) may be issued, or the Board of Directors may make such provisions for the stockholders in lieu of the issue of scrip as it may determine, including payment in cash or sale of stock to the extent of any fractions of shares and distribution of the net proceeds or otherwise. The Board of Directors may determine and fix the form of such scrip, whether bearer or otherwise, the denomination thereof, the expiration dates thereof, any provisions permitting sale of the full shares for which such scrip is exchangeable for the account of the holder of such scrip (or in lieu of sale of such full shares, provisions for the determination of the value thereof, based upon quotations therefor on the New York Stock Exchange on any specified date or dates or based upon any other method or methods of determination of value, and for payment of the value so determined to the holders of such scrip), and any other terms or provisions of such scrip as it may deem advisable.

     (j)  No Reissuance.  Converted and redeemed shares of $3.20
Convertible Preference Stock shall become authorized and unissued shares and subject to the provisions of subsection (k) may be reissued by the Corporation.

     (k) Merger. At the time any of the $3.20 Convertible Preference Stock is outstanding, the Corporation will not, without the affirmative consent (given in writing or at a meeting duly called for that purpose) of the holders of at least two-thirds (2/3rds) of the aggregate number of shares of $3.20 Convertible Preference Stock then outstanding, at any time during the conversion period, consolidate or merge with or into another corporation (whether or not the Corporation is the surviving corporation), or at any time when the $3.20 Convertible Preference Stock is not redeemable at the option of the Corporation, sell all or substantially all of its assets to another corporation, unless in connection therewith lawful and adequate provision is made whereby the holders of $3.20 Convertible Preference Stock shall receive the right to convert during the conversion period into the kind and amount of shares of stock and other securities to be received by holders of the number of shares of Capital Stock of the Corporation into which the $3.20 Convertible Preference Stock might have been converted immediately prior to such consolidation, merger or sale, which right shall be subject to adjustment, as nearly equivalent as may be practicable to the adjustments provided for in this Subsection D.


              SUBSECTION E.  NO PRE-EMPTIVE RIGHTS

     No shareholder of the Corporation, by reason of his holding shares of any class of the capital stock of the Corporation, shall have any pre-emptive or preferential right to subscribe for or purchase any shares of (1) any class whatsoever which the Corporation may hereafter issue or sell, or (2) any obligations or securities which the Corporation may hereafter issue or sell, convertible into or exchangeable for or exchanged for, any shares of the Corporation of any class, or (3) any warrants or options which the corporation may hereafter issue or sell which shall confer upon the holder or owner thereof the right to subscribe for or purchase from the Corporation any of its shares of any class.

                            SECTION V

     The number of directors constituting Corporation's current
Board of Directors is fifteen (15). The names and business office addresses of the persons currently serving as said directors are set forth below:

Name                         Address
E.M. Black                   245 Park Avenue, New York, New York
Morton H. Broffman           208 South LaSalle Street, Chicago, Illinois
John M. Fox                  Prudential Center, Boston, Mass.
M. Robert Gallop             330 Madison Avenue, New York, New York
George P. Gardner, Jr.       24 Federal Street, Boston, Mass.
Richard D. Hill              67 Milk Street, Boston, Mass.
Maurice C. Kaplan            245 Park Avenue, New York, New York
Samuel D. Lunt               120 Broadway, New York, New York
Joseph M. McDaniel, Jr.      44 East 63rd Street, New York, New York
William B. Mason             Prudential Center, Boston, Mass.
Richard M. Nichols           28 State Street, Boston, Mass.
Norman I. Schafler           Boston Post Road, Old Greenwich, Conn.
David W. Wallace             Greenwich Plaza, Greenwich, Conn.
Thomas K. Warner             245 Park Avenue, New York, New York
Jay Wells                    200 Park Avenue, New York, New York

                           SECTION VI

     Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership or joint venture, trust or other enterprise, shall be entitled to be indemnified by the Corporation to the full extent now or here-after permitted by law against reasonable costs, disbursements and counsel fees and amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties incurred by him in connection with such action, suit or proceeding. Any such person who was a director of AMK Corporation prior to its merger with the Corporation shall be entitled to be indemnified by the Corporation on the same basis and subject to the same terms and conditions with respect to any such action, suit or proceeding by reason of the fact that he was a director, officer, employee or agent of AMK Corporation or was serving at the request of AMK Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, employee, trustee or agent and shall inure to the benefit of the heirs, executor or administrator of such a person. The indemnification provided by this Section VI shall not exclude any other rights to which any such person may otherwise be entitled by agreement, vote of stockholders or otherwise.


                           SECTION VII

     (1) The number of directors at any time may be increased or decreased by vote of the Board of Directors and in case of any such increase the Board of Directors shall have power to elect such additional directors to hold office until the next meeting of shareholders or until their successors shall be elected.

     (2) The Board of Directors from time to time shall determine whether and to what extent and at what time and places and under what conditions and regulations the accounts and books of the Corporation or any of them shall be open to the inspection of the shareholders and no shareholder shall have any right of inspecting any account or book or document of the Corporation except as conferred by statute or authorized by the Board of Directors or by a resolution of the shareholders.

     (3) Subject to provisions that may be included in the By-Laws of the Corporation, any action required or permitted by law, by this Certificate of Incorporation or the By-Laws of the Corporation to be taken at a meting of shareholders may, to the extent permitted by law, be taken without a meeting upon the written consent of shareholders who would be entitled to cast at least the minimum number of votes which would be required to take such action at a meeting at which all shareholders entitled to vote thereon are present.

     (4) The Board of Directors, by the affirmative vote of a majority of the directors in office, may remove a director or directors for cause where, in the judgment of such majority, the continuation of the director or directors in office would be harmful to the Corporation and may suspend the director or directors for a reasonable period pending final determination that cause exists for such removal.

     (5) The Board of Directors shall have power to loan money to, or guarantee an obligation of, or otherwise assist any officer or other employee of the Corporation or of any subsidiary, including an officer or employee who is also a director of the Corporation, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation.

     (6) Except as otherwise provided by statute, by this Certificate of Incorporation or by the By-Laws of the Corporation, all corporate powers may be exercised by the Board of Directors. Without limiting the foregoing, the Board of Directors shall have power, without shareholder action:

          (a) To authorize the Corporation to purchase, acquire, hold, lease, mortgage, pledge, sell and convey such property, real, personal and mixed, without as well as within the State of New Jersey, as the Board of Directors may from time to time determine, and in payment for any property to issue, or cause to be issued, shares of the Corporation, or bonds, debentures, notes or other obligations or evidences of indebtedness thereof secured by pledge, security interest or mortgage, or unsecured.

          (b) To authorize the borrowing of money; the issuance of bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, secured or unsecured, and the inclusion of provisions as to redeemability and convertibility into shares of the Corporation or otherwise; and, as security for money borrowed or bonds, debentures, notes and other obligations or evidences of indebtedness issued by the Corporation, the mortgaging or pledging of any property, real, personal, or mixed, then owned, or thereafter acquired by the Corporation.

     IN WITNESS WHEREOF, UNITED BRANDS COMPANY has made this
Certificate under the signature of its ________ President this 30th day of June, 1970.

                              UNITED BRANDS COMPANY

                              By /s/ John M. Fox
                                 --------------------------------

                              Name:  John M. Fox
                                     ----------------------------

                              Capacity:  President
                                         ------------------------
                       STATE OF NEW JERSEY

                       DEPARTMENT OF STATE

     I, the Secretary of State of the State of New Jersey, DO HEREBY CERTIFY that the foregoing is a true copy of Certificate of Incorporation (Restated) of UNITED BRANDS COMPANY, as the same is taken from and compared with the original filed in my office on the 30th day of June A.D. 1970, and now remaining on file and of record therein.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this _____ day of _____________ A.D. 19__.



                                   ______________________________
                                   Secretary of State

                      UNITED BRANDS COMPANY

                   CERTIFICATE OF RESTATEMENT

                               OF

                  CERTIFICATE OF INCORPORATION
          UNITED BRANDS COMPANY hereby certifies that:
          1.   The name of the corporation is UNITED BRANDS
COMPANY.
          2. Attached hereto is the restated Certificate of Incorporation of United Brands Company which restates and integrates in a single certificate the provisions of the Company's certificate of incorporation as amended at or prior to 11:59 P.M. Eastern Daylight Savings Time on June 30, 1970, without further amending the same.
          3. Said restated Certificate of Incorporation was duly adopted by the Board of Directors at a meeting of said Board held on June 19, 1970, at which a quorum was present and acting throughout.
          4. Said restated Certificate of Incorporation shall become effective at 12:01 A.M. Eastern Daylight Savings Time on July 1, 1970.
          IN WITNESS WHEREOF, United Brands Company has made this certificate under its seal and the signature of its President this 30th day of June, 1970.
                                   UNITED BRANDS COMPANY


                                   By /s/ John M. Fox
                                      ---------------------------

                                   Name:   John M. Fox
                                         ------------------------
                                   Capacity:     President
                                             --------------------
                      CERTIFICATE OF MERGER

                               OF

                        c-N-k CORPORATION
                        CAPE FARMS, INC.
                       CHIPPER CORPORATION
                   FARM PRODUCTION CORPORATION
                   LANTANA FLOWER FARMS, INC.

                              INTO

                      UNITED BRANDS COMPANY



To:  The Secretary of State
     State of New Jersey


          Pursuant to the provisions of Title 14A of the Revised
Statutes of New Jersey, the undersigned corporation hereby executes the following Certificate of Merger.

          1. United Brands Company, a corporation organized and existing under the laws of the State of New Jersey, and owing all of the outstanding shares of each class and series of Lantana Flower Farms, Inc., Farm Production Corporation, c-N-k Corporation, Chipper Corporation and Cape Farms, Inc., its subsidiary corporations organized and existing under the laws of the State of Florida, the provisions of which permit the merger the merger of a corporation of another state and a corporation organized and existing under the laws of said state, hereby agrees to the merger of those subsidiary corporations into United Brands Company which is hereinafter designated as the surviving corporation.

          The total authorized capital stock of the surviving corporation shall be those shares, itemized by classes, par value of shares, shares without par value, and series, if any, within a class as follows:

$3 Convertible Preferred Stock    46,028 shares without par value
1.20 Series A Cumulative
 Convertible Preference Stock  4,000,000 shares without par value
3.20 Series B Cumulative
 Convertible Preference Stock     75,813 shares without par value
Capital Stock                 45,000,000 shares, $1.00 par value

          The address of the surviving corporation's registered office is 15 Exchange Place, Jersey City, New Jersey 07302, and the name of its registered agent at such address is Corporation
Trust Company.

          2. The plan of merger, attached hereto, was approved by the board of directors of the undersigned corporation.

          3. The number of outstanding shares of each class and series of the subsidiary corporations, parties to the merger and the number of such shares of each class and series owned by the parent corporation is as follows:


                              Number of Shares   Number of Shares
Name of Subsidiary    Class     Outstanding      Owned by Parent
- -----------------------------------------------------------------


c-N-k Corporation     Common          787               787
Cape Farms, Inc.      Common        5,000             5,000
Chipper Corporation   Common           50                50
Farm Production
  Corporation         Common        5,000             5,000
Lantana Flower
  Farms, Inc.         Common          787               787


          4. United Brands Company, the surviving corporation to this merger, agrees that:

          1. It may be served with process in the State of New Jersey in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of New Jersey or any foreign corporation, previously amenable to suit in New Jersey, which is a party to the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of New Jersey against the surviving corporation; and,

          2. The Secretary of State of the State of New Jersey shall be and hereby is irrevocably appointed as the agent of the surviving corporation to accept service of process in any such proceedings; the post office address to which the service of process in any such proceeding shall be mailed is Prudential Center, Boston, Massachusetts 02199.

          5. The effective date of this Certificate shall be November 30, 1970.

          IN WITNESS WHEREOF the undersigned corporation has caused this Certificate of Merger to be executed in its name by its Vice President as of the 23rd day of October 1970.


                              UNITED BRANDS COMPANY


                              By  /s/ W. B. Mason
                                 --------------------------------
                                 William B. Mason, Vice President


Subscribed and sworn to before me
this 23 day of October, 1970


 /s/ Richard E. Enright, Jr.
- -------------------------------------
Richard E. Enright, Jr. Notary Public
My commission expires May 21, 1976

                       AGREEMENT OF MERGER


     AGREEMENT OF MERGER made and entered into, this 1st day of November, 1970, by and between United Brands Company, a corporation organized and existing under the laws of the State of New Jersey, and a majority of the directors thereof, parties of the first part, c-N-k Corporation, a corporation organized and existing under the laws of the State of Florida and a majority of the directors thereof, parties of the second part, Cape Farms, Inc., a corporation organized and existing under the laws of the State of Florida and a majority of the directors thereof, parties of the third part, Chipper Corporation, a corporation organized and existing under the laws of the State of Florida and a majority of the directors thereof, parties of the fourth part, Farm Production Corporation, a corporation organized and existing under the laws of the State of Florida and a majority of the directors thereof, parties of the fifth part, and Lantana Flower Farms, Inc., a corporation organized and existing under the laws of the State of Florida and a majority of the directors thereof, parties of the sixth part.

     WHEREAS, said United Brands Company, party of the first part, has authorized, issued and outstanding stock itemized by class, par value of shares, shares without par value and series within the class is as follows:


Authorized  Issued &     Class of Stock
Shares      Outstanding  and Series                   Par Value
- -----------------------------------------------------------------


    46,028      44,438   $3 Convertible Preferred     Without par
                         Stock                        value
 4,000,000   2,420,406   1.20 Series A Cumulative     Without par
                           Convertible Preference     value
                           Stock
    75,813      74,604   3.20 Series B Cumulative     Without par
                           Convertible Preference     value
                           Stock
45,000,000  12,381,029   Capital Stock                $1.00 par
                                                      value

     WHEREAS, said c-N-k Corporation, party of the second part, was incorporated and is existing under the laws of the State of Florida and has a maximum amount of capital stock, which it is authorized to have outstanding, of 1,000 shares of Common stock having a par value of Ten Dollars ($10.00) each, of which capital stock, 787 shares of said Common stock are now issued and outstanding; and

     WHEREAS, said Cape Farms, Inc., party of the third part, was incorporated and is existing under the laws of the State of Florida and has a maximum amount of capital stock, which it is authorized to have outstanding, of 5,000 shares of Common stock having a par value of One Dollar ($1.00) each, or which capital stock, 5,000 shares of said Common stock are now issued and outstanding; and

     WHEREAS, said Chipper Corporation, party of the fourth part, was incorporated and is existing under the laws of the State of Florida and has a maximum amount of capital stock, which it is authorized to have outstanding, of 50 shares of Common stock without nominal or par value of which capital stock, 50 shares of said Common stock are now issued and outstanding; and

     WHEREAS, said Farm Production Corporation, party of the fifth part, was incorporated and is existing under the laws of the State of Florida and has a maximum amount of capital stock, which it is authorized to have outstanding, of 5,000 shares of Common stock having a par value of One Dollar ($1.00) each, of which capital stock, 5,000 shares of said Common stock are now issued and outstanding; and

     WHEREAS, said Lantana Flower Farms, Inc., party of the sixth part, was incorporated and is existing under the laws of the State of Florida and has a maximum amount of capital stock, which it is authorized to have outstanding, of 1,000 shares of Common stock having a par value of Fifty Dollars ($50.00) each, of which capital stock, 787 shares of said Common stock are now issued and outstanding; and

     WHEREAS, the principal office in the State of Florida of United Brands Company, the party of the first part, is located at 1111 South Bayshore Drive, in the City of Miami, County of Dade, and the principal office of c-N-k Corporation, the party of the second part, is located at 7001 Lantana Road, in the City of Lantana, County of Palm Beach, State of Florida, and the principal office of Cape Farms, Inc., the party of the third part, is located at 255 University Drive, in the City of Coral Gables, County of Dade, State of Florida, and the principal office of Chipper Corporation, the party of the fourth part, is located at 255 University Drive, in the City of Coral Gables, County of Dade, State of Florida, and the principal office of Farm Production Corporation, the party of the fifth part, is located at 255 University Drive, in the City of Coral Gables, County of Dade, State of Florida, and the principal office of Lantana Flower Farms, Inc., the party of the sixth part, is located at 7001 Lantana Road, in the City of Lantana, County of Palm Beach, State of Florida; and

     WHEREAS, the Board of Directors of each of the corporations, parties hereto, to the end that greater efficiency and economy in the management of the business carried on by each corporation may be accomplished, deem it advisable and generally to the advantage and welfare of said corporations and their respective stockholders that such corporations merge into United Brands Company as the Surviving Corporation, under and pursuant to the provisions of the law of the State of Florida and the law of the State of New Jersey.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, provisions and grants hereinafter contained the corporations, parties to this agreement, by and between their respective board of directors have agreed and do hereby agree each with the other that pursuant to the provisions of the law of the State of Florida and the law of the State of New Jersey, United Brands Company, the party of the first part, c-N-k Corporation, party of the second part, Cape Farms, Inc., the party of the third part, Chipper Corporation, the party of the fourth part, Farm Production Corporation, the party of the fifth part, and Lantana Flower Farms, Inc., the party of the sixth part, do hereby agree as follows:

     1. United Brands Company, party of the first part, does hereby merge c-N-k Corporation, party of the second part, Cape Farms, Inc., party of the third part, Chipper Corporation, party of the fourth part, Farm Production Corporation, party of the fifth part, and Lantana Flower Farms, Inc., party of the sixth part, with and into itself, and c-N-k Corporation; party of the second part, Cape Farms, Inc., party of the third part, Chipper Corporation, party of the fourth part, Farm Production Corporation, party of the fifth part, and Lantana Flower Farms, Inc., party of the sixth part, shall be merged with and into United Brands Company, the party of the first part.

     2. United Brands Company, the party of the first part, shall be the Surviving Corporation and shall continue to exist as a domestic corporation under the laws of New Jersey. The Articles of Incorporation as amended and By-Laws of United Brands Company, party of the first part, shall continue as the Articles of Incorporation and By-Laws of the Surviving Corporation.

     3. The Directors of United Brands Company, party of the first part, shall continue as the Directors of the Surviving
Corporation.

     4. All shares of authorized and outstanding capital stock of c-N-k Corporation, party of the second part, Cape Farms, Inc., party of the third part, Chipper Corporation, party of the fourth part, Farm Production Corporation, party of the fifth part, and Lantana Flower Farms, Inc., party of the sixth part, such stock being owned in its entirety by United Brands Company, party of the first part, and all rights in respect thereof, shall be canceled forthwith on the effective date of the merger, and the certificates representing such shares shall be surrendered and canceled.

     5. On or after the effective date of this contemplated merger c-N-k Corporation, party of the second part, Cape Farms, Inc., party of the third part, Chipper Corporation, party of the fourth part, Farm Production Corporation, party of the fifth part, and Lantana Flower Farms, Inc., party of the sixth part shall cease to exist. Their property shall become the property of United Brands Company, party of the first part, as the Surviving Corporation. The Surviving Corporation shall possess all the rights, privileges, powers and franchises as well of a public nature as of a private nature, and be subject to all the restrictions, disabilities and duties of each of said corporations so merged, and all and singular, the rights, privileges, powers and franchises of each of said corporations, and all property, real, personal and mixed, and all debts due to any of said corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of said corporations shall be vested in the corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the corporation as they were of the several and respective constituent corporations, and the title to any real estate, whether by deed or otherwise, under the laws of the State of Florida, vested in any of said corporations shall not revert or be in any way impaired by reason of said merger provided, that all rights of creditors and all liens upon the property of any of said corporations shall be preserved unimpaired, and all debts, liabilities and duties of said constituent corporations shall thenceforth attach to the corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     6. This Agreement shall be filed as required by the provisions of the Florida Statutes, and shall be effective
November 30, 1970.

     IN WITNESS WHEREOF, a majority of the directors of United Brands Company, party of the first part, and a majority of the directors of c-N-k Corporation, party of the second part, a majority of the directors of Cape Farms, Inc., party of the third part, a majority of the directors of Chipper Corporation, party of the fourth part, a majority of the directors of Farm Production Corporation, party of the fifth part, and a majority of the directors of Lantana Flower Farms, Inc., party of the sixth part, being each of the parties to this Agreement, have, this 1st day of November, 1970, signed this Agreement of Merger under the corporate seals of said corporations.


                                    /s/ Eli M. Black
                                   ------------------------------


                                    /s/ John M. Fox
                                   ------------------------------


                                    /s/ W. B. Mason
                                   ------------------------------


                                    /s/ G. P. Gardner, Jr.
                                   ------------------------------


                                    /s/ Richard D. Hill
                                   ------------------------------


                                    /s/ M.C. Kaplan
                                   ------------------------------


Signed, sealed and delivered
in the presence of:
                                    /s/ M. Robert Gallop
 /s/ James A. MacKenzie            ------------------------------
- ------------------------------

                                    /s/ Thomas K. Warner
                                   ------------------------------


                                    /s/ Samuel D. Lunt
                                   ------------------------------

                                   A Majority of the Directors of
                                   UNITED BRANDS COMPANY


Signed, sealed and delivered        /s/ John M. Fox
in the presence of:                ------------------------------


 /s/ James A. MacKenzie             /s/ W. B. Mason
- ------------------------------     ------------------------------
                                   A Majority of the Directors of
                                   c-N-k CORPORATION
                                   CAPE FARMS, INC.
                                   CHIPPER CORPORATION
                                   FARM PRODUCTION CORPORATION
                                   LANTANA FLOWER FARMS, INC.

     I, James A. MacKenzie, Secretary of United Brands Company, a corporation of the State of New Jersey,

DO HEREBY CERTIFY, in accordance with the provisions of the New Jersey Statutes, that the foregoing Agreement of Merger, as approved by vote of the Board of Directors of United Brands Company on behalf of United Brands Company, and by consent of the Board of Directors of United Brands Company in its capacity as sole shareholder of c-N-k Corporation, Cape Farms, Inc., Chipper Corporation, Farm Production Corporation and Lantana Flower Farms, Inc., corporations of the State of Florida.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of said United Brands Company this 12 day of November, 1970.



                                    /s/ James A. MacKenzie
                                   ------------------------------
                                   James A. MacKenzie, Secretary

                                   UNITED BRANDS COMPANY

     I, James A. Mackenzie, Secretary of c-N-k Corporation, Cape
Farms, Inc., Chipper Corporation, Farm Production Corporation and
Lantana Flower Farms, Inc., corporations of the State of Florida,

DO HEREBY CERTIFY, in accordance with the provisions of the Florida Statutes, that the foregoing Agreement of Merger, as approved by vote of the Board of Directors of United Brands Company on behalf of United Brands Company, and by consent of the Board of Directors of United Brands Company in its capacity as sole shareholder of c-N-k Corporation, Cape Farms, Inc., Chipper Corporation, Farm Production Corporation and Lantana Flower Farms, Inc., corporations of the State of Florida.

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seals of said c-N-k Corporation, Cape Farms, Inc., Chipper Corporation, Farm Production Corporation and Lantana
Flower Farms, Inc., this 12 day of November, 1970.



                                    /s/ James A. MacKenzie
                                   ------------------------------
                                   James A. MacKenzie, Secretary

                                   c-N-k Corporation
                                   Cape Farms, Inc.
                                   Chipper Corporation
                                   Farm Production Corporation
                                   Lantana Flower Farms, Inc.

     THE ABOVE AGREEMENT OF MERGER, having been executed by a majority of the Board of Directors of each of the corporations, parties thereto, and having been adopted by the stockholders of each of said corporations, the President and Secretary of each corporate party hereto, do now hereby execute this Agreement of Merger under the corporate seals of their respective corporations, by authority of the directors and stockholders thereof, as the respective act, deed and agreement of each of said corporations, on this 11 day of November, 1970.


                                   UNITED BRANDS COMPANY


                                   By /s/ G. Burke Wright
                                     ----------------------------
                                     Vice President


                                   By /s/ James A. MacKenzie
                                     ----------------------------
                                     James A. MacKenzie
                                     Secretary



                                   c-N-k CORPORATION

                                   CAPE FARMS, INC.

                                   CHIPPER CORPORATION

                                   FARM PRODUCTION CORPORATION

                                   LANTANA FLOWER FARMS, INC.


                                   By /s/ William B. Mason
                                     ----------------------------
                                     William B. Mason, President


                                   By /s/ James A. MacKenzie
                                     ----------------------------
                                     James A. MacKenzie,
                                       Secretary

                    CERTIFICATE OF AMENDMENT
                             TO THE
             CERTIFICATE OF INCORPORATION (RESTATED)
                               OF
                      UNITED BRANDS COMPANY


          United Brands Company, a corporation organized under the laws of the State of New Jersey (the "Corporation") hereby certifies:

          (1)  That the name of the Corporation is United Brands
Company.

          (2) That at a meeting of the Board of Directors of the Corporation, at which a quorum was present and acting throughout, the Board of Directors adopted the following resolutions proposing and declaring advisable certain amendments to the Certificate of Incorporation (Restated) of the Corporation:

          FIRST. That Section IV of the Certificate of Incorporation (Restated) of the Corporation be amended to authorize a new class of 10 million shares of $1.00 par value, Non-Voting Cumulative Preferred Stock, which may be issued in different series with the Board of Directors determining the specific terms of each series without further action by the shareholders.

          SECOND.  That the Certificate of Incorporation
(Restated) of the Corporation be amended to add a new
Section VIII as follows:

                          Section VIII

          To the fullest extent permitted by the New Jersey Business Corporation Act as the same exists or may hereafter be amended, an officer or a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of any duty, except that nothing contained herein shall relieve an officer or a director from liability for breach of a duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit.

          Any amendment or modification of the foregoing provisions of this Section shall not adversely affect any right or protection of an officer or a director of the Corporation existing at the time of such amendment or modification, and such right or protection shall continue as to a person who has ceased to be an officer or a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (3)  That the Amendments were adopted at the Annual
Meeting of Shareholders held on May 28, 1987.

          (4) That the number of shares entitled to vote upon the amendments was 15,377,064 shares of Common Stock.

          (5) That the number of shares voted for the amendment of Section IV of the Certificate of Incorporation (Restated) was 13,927,527 and the number of shares voted against such amendment was 79,447.

          (6) That the number of shares voted for the amendment adding a new Section VIII to the Certificate of Incorporation
(Restated) was 14,192,732 and the number of shares voted against such amendment was 50,910.

          IN WITNESS WHEREOF, United Brands Company has caused this Certificate of Amendment to be executed on behalf of the Corporation by its Chairman of the Board and its Secretary as of this 31st day of May, 1987.


                                   UNITED BRANDS COMPANY


                                   By /s/ Carl H. Lindner
                                     ----------------------------
                                     Carl H. Lindner, Chairman of
                                     the Board and Chief
                                     Executive Officer


ATTEST:


 /s/ Dennis M. Doyle
- ------------------------------
Dennis M. Doyle, Secretary


(T2-31)

           CERTIFICATE PURSUANT TO SECTION 14A:7-15.1
            TO AMEND THE CERTIFICATE OF INCORPORATION
                    OF UNITED BRANDS COMPANY


     Pursuant to Section 14A:7-15.1 of the New Jersey Business
Corporation Act, the undersigned, Fred J. Runk, Vice President of
United Brands Company (the "Company") hereby certifies the following:

     1.   The name of the corporation is United Brands Company.

     2. A 3-for-1 stock split of the Company's shares of Capital Stock was adopted by an action by written consent by all of the members of the Executive Committee of the Board of Directors on April 27, 1988, attached hereto as Exhibit A.

     3. The 3-for-1 stock split will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of the Company and will not increase the number of authorized but unissued shares.

     4.   The 12,792,157 outstanding shares of the Company's
Capital Stock, $1.00 par value, will be divided 3 for 1 into 25,584,314 outstanding shares of Capital Stock, with $.33 par value.

     5. Article IV of the Certificate of Incorporation of the Company is hereby amended in subparagraph (i) as follows:

          (i) 45,000,000 shares of Capital Stock, par value $.33 per share ("Capital Stock"),

     6. The 3-for-1 stock division will become effective as of May 31, 1988.

     Signed at Cincinnati, Ohio, this 18th day of May, 1988.



                                    /s/ Fred J. Runk
                                   ------------------------------
                                   Fred J. Runk
                                   Vice President

                                                        Exhibit A


                      OFFICER'S CERTIFICATE


     John J. Gerah, being the duly elected and acting Assistant Secretary of United Brands Company, certifies that the attached Exhibit A is a true and correct copy of resolutions adopted by the Executive Committee of the Board of Directors of the Company in an action taken in writing pursuant to the corporation laws of New Jersey signed by all the members of such Committee and dated as of April 27, 1988, which resolutions remain in full force and effect as of this date.

Signed at Cincinnati, Ohio this 17th day of May, 1988



                                    /s/ John J. Gerah
                                   ------------------------------
                                   John J. Gerah

                            EXHIBIT A



                      UNITED BRANDS COMPANY
                       EXECUTIVE COMMITTEE


   AN ACTION TAKEN IN WRITING BY THE MEMBERS OF THE EXECUTIVE
  COMMITTEE OF THE BOARD OF DIRECTORS OF UNITED BRANDS COMPANY


     RESOLVED: That this Corporation's Capital Stock, $1.00 par value, be split on the basis of three-for-one so that the par value be reduced to $.33 per share and two additional shares shall be issued for each share now outstanding to shareholders of record at the close of business on May 20, 1988 with such additional shares to be distributed on May 31, 1988.

     RESOLVED: That the number of Capital Stock subject to stock options as of the close of business on May 20, 1988 and the respective option prices be correspondingly adjusted to reflect the 3-for-1 stock split.

     RESOLVED: That the conversion right and the conversion price of the 5 1/2% Convertible Subordinated Debentures due February 1, 1994 outstanding on May 20, 1988 shall be adjusted to reflect the 3-for-1 stock split which will result in a conversion ratio of 1 share per $18.333 of the aggregate principal amount.

     RESOLVED: That the Transfer Agent and Registrar for the Corporation's Capital Stock be and hereby is authorized and directed to record, register, countersign and deliver certificates upon original issue representing the shares of Capital Stock, par value $.33, to be issued as a result of the 3-for-1 Stock Split, and that the authority of the Transfer Agent and Registrar is increased to include such additional shares.

     BE IT FURTHER RESOLVED: That the Corporation's officers are directed to take all steps necessary and incidental to the consummation of this stock split including, but not limited to, listing of the additional shares of Capital Stock on the New York, Boston and Pacific Stock Exchanges and filing a certificate with the Secretary of State of New Jersey.

                    CERTIFICATE OF AMENDMENT
                             TO THE
             CERTIFICATE OF INCORPORATION (RESTATED)
                               OF
                      UNITED BRANDS COMPANY


          United Brands Company, a corporation organized under the laws of the State of New Jersey (the "Corporation") hereby certifies:

          (1)  That the name of the Corporation is United Brands
Company.

          (2) That at a meeting of the Board of Directors of the corporation, at which a quorum was present and acting throughout, the Board of Directors adopted the following resolution proposing and declaring advisable a certain amendment to the Certificate of Incorporation (Restated) of the Corporation:

          That Section IV of the Certificate of
     Incorporation (Restated) of the Corporation be amended to increase the authorized shares of Capital Stock, $1.00 par value, from 45,000,000 million shares to 100,000,000 shares.

          (3)  That the Amendments were adopted at the Annual
Meeting of Shareholders held on June 2, 1988.

          (4) That the number of shares entitled to vote upon the amendment was 12,788,457 shares of Common Stock.

          (5) That the number of shares voted for the amendment of Section IV of the Certificate of Incorporation (Restated) was 11,897,813 and the number of shares voted against such amendment was 78,821, with 7,429 shares abstaining.

          IN WITNESS WHEREOF, United Brands Company has caused this Certificate of Amendment to be executed on behalf of the Corporation by its Chairman of the Board and its Secretary as of this 5th day of June, 1988.


                                   UNITED BRANDS COMPANY


                                   By /s/ Carl H. Lindner
                                     ----------------------------
                                     Carl H. Lindner, Chairman of
                                     the Board and Chief
                                     Executive Officer


ATTEST:


 /s/ Robert A. Dearth, Jr.
- --------------------------------
Robert A. Dearth, Jr., Secretary

                    CERTIFICATE OF CORRECTION
                             TO THE
           CERTIFICATE PURSUANT TO SECTION 14A:7-15.1
          TO AMEND THE CERTIFICATE OF INCORPORATION OF
                      UNITED BRANDS COMPANY


     The undersigned, Thomas E. Mischell, Vice President of
United Brands Company (the "Company"), a New Jersey corporation, hereby certifies the following:

     1.   On May 19, 1988, United Brands Company filed a
Certificate Pursuant to Section 14A:7-15.1 to Amend the
Certificate of Incorporation of United Brands Company (a copy of which is attached hereto) to report a 3-for-1 stock split effective as of May 31, 1988.

     2. Paragraph 4 of this Certificate should be corrected to read as follows:

     "4.  The 12,792,157 outstanding shares of the Company's
     Capital Stock, $1.00 par value, will be divided 3 for 1 into 38,376,471 outstanding shares of Capital Stock, $.33 par value per share."

     Signed at Cincinnati, Ohio this 9th day of March, 1989.



                                    /s/ Thomas E. Mischell
                                   ------------------------------

                                   Name:  Thomas E. Mischell
                                        -------------------------

                                   Title:  Vice President
                                         ------------------------
                      United Brands Company

                    Certificate of Amendment
                             to the
             Certificate of Incorporation (Restated)


          United Brands Company, a corporation organized under the laws of the State of New Jersey (the "Corporation"), hereby certifies:

          (1)  That the name of the Corporation is United Brands
Company.

          (2) That the Board of Directors of the Corporation adopted the following resolutions proposing a certain amendment to the Certificate of Incorporation (Restated) of the
Corporation:

          RESOLVED, that the Board of Directors approves the amendment of Section I of the Company's Certificate of Incorporation (Restated) to read:

          "The name of the Corporation is Chiquita
          Brands International, Inc.";

          RESOLVED, that the Board of Directors directs that the proposed amendment be submitted for approval by the written consent of the holders of a sufficient number of shares of the Company to take such action.

          (3)  That pursuant to Section 14A:5-6 of the New Jersey
Business Corporation Act, the Amendment was adopted by Written
Consent dated February 22, 1990 and signed by the holders of shares being sufficient to take action at a meeting.

          (4) That the number of shares entitled to vote upon or express consent for the Amendment was 38,862,274 shares of Capital Stock $0.33 par value.

          (5) That the number of shares consenting in writing to the Amendment was 32,010,607.

          (6) That not less than ten days prior to the effectiveness of such action, notice of the adoption of such Amendment was communicated to all shareholders who did not consent thereto in writing.

          (7) That the Amendment shall become effective at 10:00 a.m. Eastern Standard Time on March 20, 1990.

          IN WITNESS WHEREOF, United Brands Company has caused this Certificate of Amendment to be executed on behalf of the Corporation by its Executive Vice President, Chief Administrative
Officer as of this 15th day of March, 1990.


                                   UNITED BRANDS COMPANY


                                   By /s/ Steven G. Warshaw
                                     ----------------------------
                                     Steven G. Warshaw, Executive
                                     Vice President, Chief
                                     Administrative Officer

                      CERTIFICATE OF MERGER

                               OF

                       UB HOLDING COMPANY

                              INTO

               CHIQUITA BRANDS INTERNATIONAL, INC.



TO:  The Secretary of State        The Secretary of State
     State of Delaware             State of New Jersey

     Pursuant to the provisions of Section 14A:10-7 Corporations, General, of the New Jersey Statutes (the "NJS") and the Delaware
General Corporations Laws ("DGCL"), the undersigned corporations hereby execute the following Certificate of Merger.


                           ARTICLE ONE

The name of the corporations proposing to merge and the States under the laws of which such corporations are organized are as follows:


     Name of Corporation                   State of Incorporation


     UB Holding Company                           Delaware

     Chiquita Brands International, Inc.          New Jersey


                           ARTICLE TWO

     The surviving corporation shall be Chiquita Brands
International, Inc. (hereinafter referred to as the "Surviving
Corporation").


                          ARTICLE THREE

     The plan of merger is as set forth in the Agreement and Plan of Merger between Chiquita Brands International, Inc. and
UB Holding Company attached hereto as Exhibit I (the "Agreement") and is by this reference made a part hereof as if fully set forth herein. The Certificate of Incorporation of Chiquita Brands International, Inc. shall be the Certificate of Incorporation of the Surviving Corporation.


                          ARTICLE FOUR

     The plan of merger was approved by the Board of Directors of the Surviving Corporation by Unanimous Written Consent dated March __, 1990, and no vote of the shareholders of the Surviving Corporation was required because of the applicability of
Section 14A:10-3(4) of the NJS. The Agreement was approved, adopted, certified, executed and acknowledged by the Surviving Corporation as provided by Section 252 of the DGCL.


                          ARTICLE FIVE

     The Agreement was approved by the Board of Directors of UB Holding Company ("Holding") by unanimous written consent dated March __, 1990, duly adopted by the holders of all 179.611 shares of the issued and outstanding common stock of Holding by unanimous written consent dated March __, 1990, and approved, adopted, certified executed and acknowledged by Holding, all as provided by Sections 251 and 252 of the DGCL. The applicable provisions of the laws of Delaware have been, or upon compliance with filing and recording requirements will have been, complied with.


                           ARTICLE SIX

     The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Holding, as well as for enforcement of any obligation of Chiquita arising from the merger, including any suit or other preceding to enforce the right of any stockholders as determined in the appraisal proceedings pursuant to the provisions of Section 262 of the DGCL.


                          ARTICLE SEVEN

     The Surviving Corporation hereby makes an irrevocable appointment of the Secretary of State of Delaware as its agent to accept service of process in any proceeding mentioned in the foregoing paragraph. The Secretary of State is requested to mail a copy of any process in such proceeding to:


                     Charles R. Morgan, Esq.
           Vice President, General Counsel & Secretary
               Chiquita Brands International, Inc.
                      250 East Fifth Street
                     Cincinnati, Ohio  45202


                          ARTICLE EIGHT

     The Surviving Corporation further agrees that it will promptly pay the dissenting stockholders of Holding the amount, if any, to which they shall be entitled under the provisions under the DGCL with respect to the rights of dissenting stockholders.


                          ARTICLE NINE

     The executed Agreement is on file at the principal place of business of Chiquita located at 250 East Fifth Street,
Cincinnati, Ohio 45202, which Agreement will be furnished upon request and without cost to any stockholder of either constituent corporation to the merger.


                           ARTICLE TEN

     IN WITNESS WHEREOF, each of the undersigned corporations has caused this Certificate of Merger to be executed in its name by its authorized officer as of the 28th day of March, 1990.


Attest:                            CHIQUITA BRANDS INTERNATIONAL,
                                     INC.


 s/ John J. Gerah                  By: /s/ Steven G. Warshaw
- ------------------------------        ---------------------------
John J. Gerah                         Steven G. Warshaw
Assistant Secretary                   Executive Vice President



                                   UB HOLDING COMPANY


 /s/ James C. Kennedy              By: /s/ Thomas E. Mischell
- ------------------------------        ---------------------------
James C. Kennedy                      Thomas E. Mischell
Secretary                             Vice President

STATE OF OHIO       )
                    :  SS:
COUNTY OF HAMILTON  )


     On this 28th day of March, 1990, before me personally appeared John J. Gerah, who acknowledged himself to be the Assistant Secretary of Chiquita Brands International, Inc., a corporation, and that he is such officer, being authorized to do so, has executed the foregoing instrument for the purposes therein contained on behalf of the corporation.


                                    /s/ L. Jennifer Holterhoff
                                   ------------------------------
                                   Notary Public



STATE OF OHIO       )
                    :  SS:
COUNTY OF HAMILTON  )


     On this 28th day of March, 1990, before me personally appeared Steven G. Warshaw, who acknowledged himself to be the Executive Vice President of Chiquita Brands International, Inc., a corporation, and that he is such officer, being authorized to do so, has executed the foregoing instrument for the purposes therein contained on behalf of the corporation.


                                    /s/ L. Jennifer Holterhoff
                                   ------------------------------
                                   Notary Public



STATE OF OHIO       )
                    :  SS:
COUNTY OF HAMILTON  )


     On this 28th day of March, 1990, before me personally appeared Thomas E. Mischell, who acknowledged himself to be the Vice President of UB Holding Company, a corporation, and that he is such officer, being authorized to do so, has executed the foregoing instrument for the purposes therein contained on behalf of the corporation.


                                    /s/ Leslie M. Conradi
                                   ------------------------------
                                   Notary Public



STATE OF OHIO       )
                    :  SS:
COUNTY OF HAMILTON  )


     On this 28th day of March, 1990, before me personally appeared James C. Kennedy, who acknowledged himself to be the Secretary of UB Holding Company, a corporation, and that he is such officer, being authorized to do so, has executed the foregoing instrument for the purposes therein contained on behalf of the corporation.


                                    /s/ Leslie M. Conradi
                                   ------------------------------
                                   Notary Public

                                                        EXHIBIT I


                  AGREEMENT AND PLAN OF MERGER
                             BETWEEN
               CHIQUITA BRANDS INTERNATIONAL, INC.
                               AND
                       UB HOLDING COMPANY


     This Agreement and Plan of Merger ("Agreement") is entered into as of the 28th day of March, 1990 by and between Chiquita Brands International, Inc., a New Jersey corporation ("Chiquita"), UB Holding Company, a Delaware corporation ("Holding") (Chiquita and Holding are sometimes referred to herein as the "Constituent Corporations") American Financial Corporation, an Ohio corporation ("AFC"), Great American Insurance Company, an Ohio corporation ("GAI") and Great American Communications Company, a Florida corporation ("GACC"), under the following circumstances:

     1. Chiquita is a corporation duly organized and validly existing under the laws of the state of New
     Jersey and has authorized Capital Stock consisting of 100,000,000 shares of Capital Stock, with a par value of $.33 per share ("Common Stock") of which 38,899,074 shares are issued and outstanding;

     2. Holding is a corporation duly organized and validly existing under the laws of the state of Delaware and has authorized Capital Stock consisting of 1,000 shares of Common Stock, with a par value of $1.00 per share of which 179.611 shares are issued and outstanding;

     3.   AFC, GAI and GACC (collectively the "Holding
     Stockholders") own all of the issued and outstanding shares of Holding Common Stock, and join in this Agreement for the purposes set forth in Article V hereof;

     4.   Boards of Directors of the Constituent
     Corporations have by unanimous written consent approved this Agreement of Merger;

     5. The Stockholders of Holding have by unanimous written consent adopted this Agreement of Merger; and

     6. As Chiquita is to be the surviving corporation of the Merger, no vote of the shareholders of Chiquita is required because of the applicability of
     Section 14A:10-3(4) of the New Jersey Business
     Corporation Act.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in accordance with the laws of the states of New Jersey and Delaware, the parties hereto agree that Holding shall be merged with and into Chiquita and that Chiquita shall be the surviving corporation, and that the terms and conditions of such merger shall be as follows:


                            ARTICLE I

     1.1 At the effective time of the merger, Holding shall be merged with and into Chiquita which shall be the Surviving
Corporation and Chiquita shall continue its corporate existence under the laws of the State of New Jersey.

     1.2 This Agreement and such supporting documents as are required shall be filed as promptly as possible with the Secretary of State of New Jersey and the Secretary of State of Delaware and the effective time of the merger shall be at the time of the filing of the necessary documents with such Secretaries of State.


                           ARTICLE II

     2.1 At the Effective Time, each one ten-thousandth of an outstanding share of Common Stock of Holding, by operation of the Merger, shall be converted into and become, without any action on the part of the holder thereof, one share of Common Stock of Chiquita. Chiquita warrants that when issued the Chiquita Common Stock will be duly authorized, fully paid and non-assessable and free and clear of all liens and encumbrances.

     2.2 After the Effective Time, each holder of Certificates representing shares of Holding Common Stock which have been converted to Chiquita Common Stock pursuant to Section 2.1 hereof shall be entitled to receive upon the surrender of such Certificates a Certificate or Certificates representing the number of shares of Common Stock of Chiquita to which such shareholder is entitled. Until such time as such Holding Certificates are presented, surrendered and exchanged, each such Certificate of Holding Common Stock shall be deemed for all purposes to evidence ownership of the number of shares of Chiquita Common Stock into which they shall have been converted pursuant to the Merger.

     2.3 At the Effective Time, the 17,961,100 shares of Chiquita Common Stock held by Holding shall, by virtue of the Merger and without any action on the part of the Surviving Corporation, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.


                           ARTICLE III

     3.1 The Certificate of Incorporation of Chiquita following the Merger shall be as presently recorded in the office of the Secretary of State of New Jersey.

     3.2 The By-Laws of Chiquita in effect at the Effective Time shall be the By-Laws of the Surviving Corporation.


                           ARTICLE IV

                      Effects of the Merger

     From the Effective Time, the Merger shall have the effects provided by the laws of the States of New Jersey and Delaware. without limiting the generality of the foregoing, upon the Effective Time the separate existence of Holding shall cease, Holding shall be merged with and into Chiquita as the Surviving Corporation and the Surviving Corporation, without further deed or action shall possess all assets and property of every description, and every interest therein, wherever located; all rights, privileges, immunities, powers, franchises and authority (of a public as well as a private nature) of each of the Constituent Corporations and all obligations belonging to or due each of the Constituent Corporations. Title to real estate or any interest therein, invested in each Constituent Corporation, shall not revert or any way be impaired by reason of the Merger. The Surviving Corporation shall be liable for all the obligations of each Constituent Corporation, including liability to dissenting shareholders. Any claim existing, or action or proceeding pending by or against either Constituent Corporation may be prosecuted to judgment, with right of appeal, as if the Merger had not taken place, or the Surviving Corporation may be substituted in place of the Constituent Corporation. All rights of creditors of each Constituent Corporation shall be preserved unimpaired and all liens upon the property of either Constituent Corporation shall be preserved unimpaired but only on the property affected by such liens immediately before the Effective Time. Whenever conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the Surviving Corporation, the officers of the respective Constituent Corporations shall execute, acknowledge and deliver such instruments and do such acts. For such purposes, the existence of the Constituent Corporations and the authority of their respective officers and directors is continued, notwithstanding the Merger.


                            ARTICLE V

     5.1 The Holding Stockholders represent and warrant to Chiquita that as of the date hereof, and as of the Effective Time, Holding has no liabilities or obligations which, upon consummation of the Merger, would become obligations of the Surviving Corporation.

     5.2 The Holding Stockholders represent and warrant to Chiquita that immediately prior to the Effective Time, the only assets of Holding will be 17,961,100 shares of Chiquita Common
Stock.

     5.3 Notwithstanding anything to the contrary contained herein, the Holding Stockholders hereby indemnify Chiquita against, hold it harmless from, and reimburse it for, any and all claims, expenses, losses, damages, costs, and/or fees arising from or related to: (i) any breach of the representations and warranties of the Holding stockholders contained in this
Article V; and (ii) the Merger and related transactions contemplated herein.


                           ARTICLE VI

                          Miscellaneous

     6.1 This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time.

     6.2 Any provision of this Agreement may be waived at any time by the party which is, or whose shareholders are, entitled to the benefits thereof and this Agreement may be amended and supplemented at any time. After approval hereof by the shareholders of Holding, no amendment shall be made which changes the provisions relating to rights of the shareholders of Holding on conversion of their Common Stock as provided in Section 2.1 hereof or which in any way materially adversely affects the rights of shareholders of Holding without the further approval of such shareholders.

     6.3 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first stated above by their duly authorized officers.


WITNESS:

                                   CHIQUITA BRANDS INTERNATIONAL,
                                      INC.
 /s/ Jack Painter                  a New Jersey corporation
- ------------------------------


 /s/ John J. Gerah                 BY: /s/ Steven G. Warshaw
- ------------------------------        ---------------------------
                                      Steven G. Warshaw
                                      Executive Vice President &
                                      Chief Administrative
                                      Officer


                                   UB HOLDING COMPANY
 /s/ Sandra J. Collins             a Delaware corporation
- ------------------------------


 /s/ Barbara Grosser               BY: /s/ Thomas E. Mischell
- ------------------------------        ---------------------------
                                      Thomas E. Mischell
                                      Vice President


                                   AMERICAN FINANCIAL CORPORATION
 /s/ Barbara Grosser                an Ohio corporation
- ------------------------------


 /s/ Sandra J. Collins             BY: /s/ Thomas E. Mischell
- ------------------------------        ---------------------------
                                      Thomas E. Mischell
                                      Vice President

                                   GREAT AMERICAN INSURANCE
                                     COMPANY
 /s/ Sandra J. Collins              an Ohio corporation
- ------------------------------


 /s/ Barbara Grosser               BY: /s/ Karen Holley Horrell
- ------------------------------        ---------------------------
                                      Karen Holley Horrell
                                      Senior Vice President,
                                      General Counsel & Secretary


                                   GREAT AMERICAN COMMUNICATIONS
                                     COMPANY
 /s/ Sandra J. Collins              a Florida corporation
- ------------------------------


 /s/ Barbara Grosser               BY: /s/ Thomas E. Mischell
- ------------------------------        ---------------------------
                                      Thomas E. Mischell
                                      Vice President



STATE OF OHIO       )
                    :  SS:
COUNTY OF HAMILTON  )


     On this 28th day of March, 1990, before me personally appeared Steven G. Warshaw, who acknowledged himself to be the Executive Vice President and Chief Administrative Officer of Chiquita Brands International, Inc., a corporation, and that he is such officer, being authorized to do so, has executed the foregoing instrument for the purposes therein contained on behalf of the corporation.


                                    /s/ Teresa M. Masur
                                   ------------------------------
                                   Notary Public



STATE OF OHIO       )
                    :  SS:
COUNTY OF HAMILTON  )


     On this 26th day of March, 1990, before me personally appeared Thomas E. Mischell, who acknowledged himself to be the Vice President of UB Holding Company, a corporation, and that he is such officer, being authorized to do so, has executed the foregoing instrument for the purposes therein contained on behalf of the corporation.


                                    /s/ Leslie M. Conradi
                                   ------------------------------
                                   Notary Public



STATE OF OHIO       )
                    :  SS:
COUNTY OF HAMILTON  )


     On this 26th day of March, 1990, before me personally appeared Thomas E. Mischell, who acknowledged himself to be the Vice President of American Financial Corporation, a corporation, and that he is such officer, being authorized to do so, has executed the foregoing instrument for the purposes therein contained on behalf of the corporation.


                                    /s/ Leslie M. Conradi
                                   ------------------------------
                                   Notary Public



STATE OF OHIO       )
                    :  SS:
COUNTY OF HAMILTON  )


     On this 26th day of March, 1990, before me personally appeared Karen Holley Horrell, who acknowledged herself to be the Senior Vice President, General Counsel and Secretary of Great American Insurance Company, a corporation, and that she is such officer, being authorized to do so, has executed the foregoing instrument for the purposes therein contained on behalf of the corporation.


                                    /s/ Sandra J. Collins
                                   ------------------------------
                                   Notary Public



STATE OF OHIO       )
                    :  SS:
COUNTY OF HAMILTON  )


     On this 26th day of March, 1990, before me personally appeared Thomas E. Mischell, who acknowledged himself to be the Vice President of Great American Communications Company, a corporation, and that he is such officer, being authorized to do so, has executed the foregoing instrument for the purposes therein contained on behalf of the corporation.


                                    /s/ Leslie M. Conradi
                                   ------------------------------
                                   Notary Public

                    CERTIFICATE OF CORRECTION
                             TO THE
                    "CERTIFICATE OF AMENDMENT
                             TO THE
             CERTIFICATE OF INCORPORATION (RESTATED)
                               OF
                     UNITED BRANDS COMPANY"



     The undersigned, Charles R. Morgan, Vice President, General
Counsel and Secretary of Chiquita Brands International, Inc., formerly known as "United Brands Company" (the "Corporation"), a
New Jersey corporation, hereby certifies the following:

     1. On June 16, 1988, the Corporation, then known as United Brands Company, filed a "Certificate of Amendment to the Certificate of Incorporation (Restated) of United Brands Company" (the "Certificate"), a copy of which is attached hereto, for the purpose of increasing the authorized Capital Stock from 45,000,000 shares to 100,000,000 shares. The Certificate erroneously referred to the Capital Stock as having a par value of $1.00 per share rather than $0.33 per share.

     2. Paragraph 2 of the Certificate is corrected to read in part as follows:

     That Section IV of the Certificate of Incorporation
     (Restated) of the Corporation be amended to increase the authorized shares of Capital Stock, $0.33 par value, from 45,000,000 shares to 100,000,000 shares.

     Signed at Cincinnati, Ohio this 14th day of May, 1990.


                                    /s/ Charles R. Morgan
                                   ------------------------------
                                   Charles R. Morgan
                                   Vice President, General
                                   Counsel and Secretary

                    CERTIFICATE OF AMENDMENT
                             TO THE
              RESTATED CERTIFICATE OF INCORPORATION
                               OF
               CHIQUITA BRANDS INTERNATIONAL, INC.


TO:  Secretary of State
     State of New Jersey


     Pursuant to the provisions of N.J.S. 14A:7-2(2), the undersigned corporation, Chiquita Brands International, Inc. (the
"Corporation"), executes the following Certificate of Amendment to its Restated Certificate of Incorporation, as amended (the
"Certificate of Incorporation").

     1.   The name of the Corporation is Chiquita Brands
          International, Inc.

     2. The following resolutions, establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof, were duly adopted by the Executive Committee of the Board of Directors of the Corporation as of the thirtieth day of October, 1992, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, exercised on behalf of the Board of Directors by the Executive Committee pursuant to resolutions of the Board of Directors so authorizing it to act:

               RESOLVED, that pursuant to the authority expressly vested in the Executive Committee of the Board of Directors of the Corporation by the Restated Certificate of Incorporation, as amended, and by resolutions of the Board of Directors, the Executive Committee of the Board of Directors hereby classifies One Million (1,000,000) shares of the Corporation's Series Preference Stock as a new series designated "Mandatorily Exchangeable Cumulative Preference Stock, Series C," without par value (the "Series C Preference Stock").

               RESOLVED, that the terms and conditions
          of the Series C Preference Stock, including its rights, preferences, privileges, voting powers, restrictions, qualifications, limitations as to dividends, and terms and conditions for conversion shall be as set forth in Exhibit A attached hereto.

               RESOLVED, that the Corporation's Restated
          Certificate of Incorporation, as amended, is hereby further amended to add to Section IV of such certificate a new Subsection F entitled "Special Provisions Applicable to Series C Preference Stock," in the form attached hereto as Exhibit A, and the proper officers of the Corporation are authorized to execute and file, as necessary, any documents or certificates with the New Jersey Secretary of State to effect such amendment.

     3. The resolutions were adopted by unanimous written consent by the Executive Committee of the Board of Directors as of October 30, 1992.

     4. The Restated Certificate of Incorporation of the Corporation, as amended, is further amended so that the designation and number of shares of each class and series acted upon in the resolutions, and the relative rights, preferences and limitations of each such class and series are as stated in Exhibit A attached hereto, which is the same exhibit referred to in the foregoing resolutions.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment to the Restated Certificate of Incorporation this 30th day of October, 1992.


                              CHIQUITA BRANDS INTERNATIONAL, INC.



                              By:  /S/  STEVEN G. WARSHAW
                                 --------------------------------
                                 Steven G. Warshaw
                                 Executive Vice President and
                                   Chief Administrative Officer

                                                  EXHIBIT A


SUBSECTION F.  SPECIAL PROVISIONS APPLICABLE TO SERIES C
               PREFERENCE STOCK


     There is hereby established Series C Preference Stock which shall be designated "Mandatorily Exchangeable Cumulative Preference Stock, Series C" ("Series C Preference Stock") and shall consist of One Million (1,000,000) shares, and no more.
The relative, participating, optional and other special rights and the qualifications, limitations and restrictions of the Series C Preference Stock, other than those specified for all series of Series Preference Stock in Subsection B of this Section IV, shall be as follows:

     (a) Dividends. (i) In respect of the period beginning on the date of issuance of the Series C Preference Stock and ending on and including September 7, 1995 (the "Preferred Period"), the holders of outstanding shares of the Series C Preference Stock shall be entitled to receive (subject to the rights of holders of shares of $3.00 Cumulative Preferred Stock or any series of Series Preference Stock and/or any other class or series of preferred stock which the Corporation may in the future issue which ranks prior to or on a parity with the Series C Preference Stock with respect to dividends), when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative preferential cash dividends at the per share rate of $1.65 per quarter and no more ("Preferential Dividends"), accruing and payable on the seventh day of March, June, September and December of each year during the Preferred Period (each such date being hereinafter referred to as a "Preferential Dividend Payment Date") commencing December 7, 1992; provided, however, that the Preferential Dividend payable on December 7, 1992 (the "Initial Preferential Dividend") shall be equal to the sum of (x) $0.85 times a fraction, the numerator of which is the number of days from September 8, 1992 to and including the date of issuance of the Series C Preference Stock and the denominator of which is 90, plus (y) $1.65 times a fraction, the numerator of which is the number of days from the date of issuance of the Series C Preference Stock to and including December 7, 1992 and the denominator of which is 90. If December 7, 1992 or any other Preferential Dividend Payment Date shall not be a business day, then the Preferential Dividend Payment Date shall be on the next succeeding business day. Each such dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record date, not less than 10 nor more than 60 days preceding the Preferential Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends on the Series C Preference Stock in respect of the Preferred Period shall accrue on a quarterly basis commencing from the date of issuance of the Series C Preference Stock, and dividends accruing on each Preferential Dividend Payment Date shall accumulate to the extent not paid on such date. Accumulated unpaid dividends shall not bear interest.

          (ii) So long as any shares of Series C Preference Stock are outstanding, no dividend (including, but not limited to, a dividend or distribution paid in shares of, or warrants or rights to subscribe for or purchase shares of, Capital Stock or in any other stock of the Corporation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Capital Stock or upon any other stock of the Corporation ranking junior to or (except as provided in the following sentence) on a parity with Series C Preference Stock as to dividends or upon liquidation, nor shall any Capital Stock nor any other stock of the Corporation ranking junior to or on a parity with Series C Preference Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to Series C Preference Stock as to dividends and upon liquidation) unless, in each case, the full Preferential Dividends, if any, accumulated on all outstanding shares of the Series C Preference Stock through the most recent Preferential Dividend Payment Date shall have been paid or deposited for payment or contemporaneously are declared and paid or deposited for payment through the most recent Preferential Dividend Payment Date. When dividends have not been paid in full upon the shares of Series C Preference Stock, all dividends and other distributions declared upon the Series C Preference Stock and any other shares of the Corporation ranking on a parity as to dividends and such other distributions with the shares of Series C Preference Stock shall be declared pro rata so that the amount of dividends and other distributions declared per share on the Series C Preference Stock and such other shares shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series C Preference Stock and such other shares bear to each other. Holders of the shares of Series C Preference Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided.

          (iii) Any dividend payment made on shares of Series C
Preference Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of Series
C Preference Stock.

          (iv) At the option of the Corporation, following the giving of notice to holders of record of Series C Preference Stock prior to the applicable record date, the Corporation may deliver on any Preferential Dividend Payment Date, in lieu of the cash dividends described in clause (i) above, a number of shares of Capital Stock equal to the amount of cash dividends described in such clause (i) divided by the Current Market Price (as hereinafter defined) of the Capital Stock determined as of the second Trading Date (as hereinafter defined) immediately preceding the relevant Notice Date (as hereinafter defined). Such option may be exercised by the Corporation in whole or in part. The notice required pursuant to this paragraph shall be provided by mailing notice of the Corporation's election, first class postage prepaid, to each holder of record of the Series C Preference Stock, at such holder's address as it appears on the stock register of the Corporation. Each such mailed notice shall state, as appropriate, the record date, the number of shares of Capital Stock to be delivered per share of Series C Preference Stock and the Current Market Price used to calculate such number of shares of Capital Stock. No fractional shares of Capital Stock shall be issued pursuant to this Subsection F(a)(iv) but, in lieu of any fraction of a share of Capital Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series C Preference Stock held by the same holder, each such holder shall have the right to receive an amount in cash equal to the same fraction of the Current Market Price of the Capital Stock determined as of the second Trading Date immediately preceding the relevant Notice Date or a cash payment equal to such holder's proportionate interest in the net proceeds (following the deduction of applicable transaction costs) from the sale, promptly by an agent on behalf of all such holders, of shares of Capital Stock representing the aggregate of such fractional shares.

     (b) Liquidation. (i) Upon any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), the holders of shares of Series C Preference Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, after payment of all debts and other liabilities of the Corporation and all liquidation preferences of holders of shares of $3.00 Cumulative Preferred Stock and/or any other class or series of preferred stock which the Corporation may in the future issue which ranks prior to the Series C Preference Stock with respect to liquidation rights, but before any distribution or payment is made to holders of Capital Stock of the Corporation or on any other shares of the Corporation ranking junior to the shares of Series C Preference Stock upon liquidation, liquidating distributions in the amount of $90 per share, plus an amount equal to all Preferential Dividends accrued and unpaid thereon (including dividends accumulated and unpaid) to the date of Liquidation, and no more. If upon any Liquidation the amounts payable with respect to the Series C Preference Stock and any other shares of the Corporation ranking as to any such distribution on a parity with the Series C Preference Stock are not paid in full, the holders of shares of Series C Preference Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributable amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series C Preference Stock will not be entitled to any further participation in any distribution or payments by the Corporation.

     (ii) Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a Liquidation for purposes of this Subsection F(b).


     (c) Conversions.

     (i) Automatic Conversion on Final Conversion Date. Unless earlier converted in accordance with the provisions hereof, on September 7, 1995 (the "Final Conversion Date"), each outstanding share of Series C Preference Stock shall automatically convert into:

          (A) that number of shares of Capital Stock as shall be equal to the product of (x) the Common Equivalent Rate (determined as provided in Subsection F(c)(iv)) determined as of the Final Conversion Date, and (y) the Appreciation Adjustment Factor (determined as provided in Subsection F(c)(v)) determined as of the second Trading Date preceding the Final Conversion Date; and

          (B) the right to receive an amount in cash equal to all accrued and unpaid dividends on such share to and including the Final Conversion Date, whether or not declared, out of funds legally available therefor;

provided, however, that to the extent that on the Final Conversion Date the Corporation shall have failed to fulfill its obligation to pay or deposit (in accordance with Subsection F(c)(x)) the funds set forth in clause (B) above and shall not have previously notified holders of Series C Preference Stock of its exercise of its option, pursuant to the following paragraph, to deliver shares of Capital Stock in whole or partial fulfillment of its obligations pursuant to clause (B) above, then each outstanding share of Series C Preference Stock shall automatically convert into that number of shares of Capital Stock as shall equal the sum of (x) the number of shares determined in accordance with clause (A) above, plus (y) the number of shares determined by subtracting from the amount of cash described in clause (B) above, the amount of such cash actually paid or deposited (in accordance with Subsection F(c)(x)), and dividing the remainder by the Current Market Price of the Capital Stock determined as of the second Trading Date immediately preceding the Final Conversion Date.

     At the option of the Corporation, following the giving of notice thereof to holders of record of Series C Preference Stock in accordance with Subsection F(c)(x), it may deliver on the Final Conversion Date, in lieu of the cash described in clause
(B) above, a number of shares of Capital Stock equal to the amount of cash described in such clause (B) divided by the Current Market Price of the Capital Stock determined as of the second Trading Date immediately preceding the Notice Date. Such option may be exercised by the Corporation for all or part of such cash consideration.

     (ii) Automatic Conversion Upon the Occurrence of Certain Events. Immediately prior to the effectiveness of a merger or consolidation of the Corporation that results in the conversion or exchange of the Capital Stock into or for, or that results in the holders of Capital Stock obtaining the right to receive, other securities or other property, whether of the Corporation or of any other entity (any such merger or consolidation is referred to herein as a "Merger or Consolidation"), other than a Merger or Consolidation in which the Series C Preference Stock remains outstanding and holders of Series C Preference Stock obtain the right to receive the same securities or other property that they would have received with respect to the number of shares of Capital Stock which such holders would have received pursuant to clause (A) (only) of this Subsection F(c)(ii) upon conversion of their shares of Series C Preference Stock immediately prior to the effectiveness of the Merger or Consolidation, each outstanding share of Series C Preference Stock shall automatically convert into:

          (A) that number of shares of Capital Stock as shall be equal to the product of (x) the Common
     Equivalent Rate determined as of the effective date of the Merger or Consolidation, and (y) the Appreciation
     Adjustment Factor determined as of the second Trading
     Date prior to the applicable Notice Date; plus

          (B) the right to receive an amount of cash equal to the accrued and unpaid dividends on such share of Series C Preference Stock to and including the Settlement Date (as hereinafter defined); plus

          (C) the right to receive an amount of cash (the "Remaining Dividend Premium"), equal on the date of issuance of the Series C Preference Stock to $8.80 plus the amount by which the Initial Preferential Dividend would have exceeded $0.85, declining on December 7, 1992 by the amount by which the Initial Preferential Dividend exceeded $0.85, and declining thereafter by $0.80 on each Preferential Dividend Payment Date from and including March 7, 1992 to zero on September 7, 1995, in each case determined as of the Settlement Date; plus

          (D)  if the effective date of such Merger or
     Consolidation shall occur on a date which is prior to the payment date of a cash dividend which has been declared on shares of Capital Stock but after the record date for such dividend payment, the right to receive an amount of cash equal to $0.85; plus

          (E)  if the effective date of such Merger or
     Consolidation shall occur on a Preferential Dividend Payment
     Date and no amount shall be payable pursuant to clause (D) immediately above, the right to receive an amount of cash equal to $0.85;


provided, however, that to the extent that on the effective date the Corporation shall have failed to fulfill its obligation to pay or deposit (in accordance with Subsection F(c)(x) below) the funds set forth in clauses (B),(C), (D) and (E) above and shall not have previously notified holders of Series C Preference Stock of its exercise of its option, pursuant to the following paragraph, to deliver shares of Capital Stock in whole or partial fulfillment of its obligations pursuant to clauses (B),(C), (D) and (E) above, then each outstanding share of Series C Preference Stock shall automatically convert into that number of shares of Capital Stock as shall equal the sum of (x) the number of shares determined in accordance with clause (A) above, plus (y) a number of shares determined by subtracting from the amount of cash described in clauses (B), (C), (D) and (E) above the amount of such cash actually paid or deposited (in accordance with Subsection F(c)(x)), and dividing the remainder by the Current Market Price of the Capital Stock determined as of the second Trading Date immediately preceding the effective date of such Merger or Consolidation.

     At the option of the Corporation, following the giving of notice thereof to holders of record of Series C Preference Stock in accordance with Subsection F(c)(x), it may deliver on the effective date of such Merger or Consolidation, in lieu of the cash described in clauses (B), (C), (D) and (E) above, a number of shares of Capital Stock equal to the amount of cash described in such clauses (B),(C), (D) and (E) divided by the Current Market Price of the Capital Stock determined as of the second Trading Date immediately preceding the Notice Date. Such option may be exercised by the Corporation for all or part of such cash consideration.


     (iii) Conversion at the Option of the Corporation. At any time and from time to time prior to the Final Conversion Date, the Corporation shall have the right to convert, in whole or in part, the outstanding shares of Series C Preference Stock. Each outstanding share of Series C Preference Stock to be converted shall automatically convert into:

          (A) that number of shares of Capital Stock as shall be equal to the product of (x) the Common
     Equivalent Rate determined as of the effective date of the conversion, and (y) the Appreciation Adjustment
     Factor determined as of the second Trading Date prior to the applicable Notice Date; plus

          (B) the right to receive an amount of cash equal to the accrued and unpaid dividends on such share of Series C Preference Stock to and including the Settlement Date; plus

          (C) the right to receive an amount of cash equal to the Remaining Dividend Premium on such share of Series C Preference Stock, determined as of the Settlement Date; plus

          (D) if the effective date of such conversion shall occur on a date which is prior to the payment date of a cash dividend which has been declared on shares of Capital Stock but after the record date for such dividend payment, the right to receive an amount of cash equal to $0.85; plus

          (E) if the effective date of such conversion shall occur on a Preferential Dividend Payment Date and no amount shall be payable pursuant to clause (D) immediately above, the right to receive an amount of cash equal to $0.85;

provided, however, that to the extent that on the effective date of any such conversion the Corporation shall have failed to fulfill its obligation to pay or deposit (in accordance with Subsection F(c)(x) below) the funds set forth in clauses (B),(C),
(D) and (E) above and shall not have previously notified holders of Series C Preference Stock to be converted of its exercise of its option, pursuant to the following paragraph, to deliver shares of Capital Stock in whole or partial fulfillment of its obligations pursuant to clauses (B), (C), (D) and (E) above, then each outstanding share of Series C Preference Stock to be converted shall automatically convert into that number of shares of Capital Stock as shall equal the sum of (x) the number of shares determined in accordance with clause (A) above, plus (y) a number of shares determined by subtracting from the amount of cash described in clauses (B), (C), (D) and (E) above the amount of such cash actually paid or deposited (in accordance with Subsection F(c)(x)), and dividing the remainder by the Current Market Price of the Capital Stock determined as of the second Trading Date immediately preceding the effective date of any such conversion.

     At the option of the Corporation, it may deliver on the effective date of any such conversion, in lieu of the cash consideration described in clauses (B), (C), (D) and (E) above, a number of shares of Capital Stock equal to the amount of cash consideration described in such clauses (B), (C), (D) and (E) divided by the Current Market Price of the Capital Stock determined as of the second Trading Date immediately preceding the Notice Date. Such option may be exercised by the Corporation for all or part of such cash consideration.


     (iv) Common Equivalent Rate; Adjustments. The Common Equivalent Rate to be used to determine the number of shares of Capital Stock to be delivered on the conversion of the Series C Preference Stock into shares of Capital Stock pursuant to Subsection F(c)(i), (ii) and (iii) shall be initially five (5) shares of Capital Stock for each share of Series C Preference Stock; provided, however, that such Common Equivalent Rate shall be subject to adjustment from time to time as provided below in this Subsection F(c)(iv). All adjustments to the Common Equivalent Rate shall be calculated in 1/100ths of a share of Capital Stock. Such rate in effect at any time is herein called the "Common Equivalent Rate."

     (A) If the Corporation shall:

               (1) pay a dividend or make a distribution with respect to the Capital Stock in shares of Capital Stock (other than a dividend or distribution which is also paid to holders of Series C Preference Stock and in which such holders shall receive, with respect to each share of Series C Preference Stock, the same number of shares of Capital Stock as shall be distributed with respect to that number of shares of Capital
          Stock as shall be equal to the product of (x) the Common Equivalent Rate determined as of the applicable record date for the determination of shareholders entitled to receive such dividend or distribution and (y) the Appreciation Adjustment
          Factor determined as of the second Trading Date prior to the applicable Notice Date),

               (2) subdivide or split its outstanding shares of Capital Stock,

               (3) combine its outstanding shares of Capital
          Stock into a smaller number of shares, or

               (4) issue by reclassification of its shares of Capital Stock any shares of Capital Stock of the Corporation then, in any such event, the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect immediately prior to the date of such event by a fraction, of which the numerator shall be the number of outstanding shares of Capital Stock immediately following such event, and of which the denominator shall be the number of outstanding shares of Capital Stock immediately prior to such event. Such adjustment shall become effective at the opening of business on the business day next following the record date for determination of shareholders entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in case of a subdivision, split, combination, or reclassification.

          (B) If the Corporation shall pay a dividend or make a distribution to all holders of its Capital Stock of evidence of its indebtedness or other assets (including securities of the Corporation but excluding any cash dividends or distributions and dividends referred to in clause (A) above), or shall distribute to all holders of its Capital Stock rights or warrants to subscribe for or purchase securities of the Corporation or any of its subsidiaries, (in each case other than a dividend or distribution which is also paid or made to holders of Series C Preference Stock in which such holders shall receive, with respect to each share of Series C Preference Stock, the same evidence of indebtedness or other assets, or the same rights or warrants, as shall be paid or distributed with respect to that number of shares of Capital Stock as shall be equal to the product of (x) the Common Equivalent Rate determined as of the applicable record date for the determination of shareholders entitled to receive such dividend or distribution and (y) the Appreciation Adjustment Factor determined as of the second Trading Date prior to the applicable Notice Date), then in each such case the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect immediately prior to the date of such distribution by a fraction, of which the numerator shall be the Current Market Price per share of Capital Stock on the record date mentioned below, and of which the denominator shall be such Current Market Price per share of Capital Stock less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) as of such record date of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, applicable to one share of Capital Stock. Such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of shareholders entitled to receive such distribution.

          (C) Anything in this Subsection F(c) notwithstanding, the Board of Directors shall be entitled to make such upward adjustments in the Common Equivalent Rate, in addition to those required by this Subsection F(c), (1) as the Board of Directors in its discretion shall determine to be advisable, in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Corporation to its shareholders shall not be taxable; and (2) as the Board of Directors in its discretion shall determine to be necessary or appropriate in order to preserve the relative rights of the holders of Capital Stock, on the one hand, and the holders of Series C Preference Stock, on the other hand, as such rights are set forth in this Certificate of Incorporation.

          (D) In any case in which this Subsection F(c)(iv) shall require that an adjustment as a result of any event become effective at the opening of business on the business day next following a record date, and the date fixed for conversion pursuant to Subsection F(c)(i), (ii) or (iii) occurs after such record date, but before the occurrence of such event, the Corporation may in its sole discretion elect to defer the following until after the occurrence of such event:

               (1) issuing to the holder of any shares of the Series C Preference Stock surrendered for conversion the additional shares of Capital Stock issuable upon such conversion over and above the shares of Capital Stock issuable upon such conversion on the basis of the Common Equivalent Rate prior to adjustment; and

               (2) paying to such holder any amount in cash in lieu of a fractional share of Capital Stock pursuant to Subsection F(c)(vii).

     (v) Appreciation Adjustment Factor; Adjustments. On any date, the "Appreciation Adjustment Factor" shall be determined as follows:

          (A) If, on such date, the Current Market Price per share of Capital Stock shall be less than or equal to the Appreciation Cap (as hereinafter defined), then the Appreciation Adjustment Factor shall be equal to one (1).

          (B) If, on such date, the Current Market Price per share of Capital Stock shall be greater than the Appreciation Cap, then the Appreciation Adjustment Factor shall be equal to a fraction, the numerator of which is the Appreciation Cap and the denominator of which is the Current Market Price per share of Capital Stock.

          (C) The Appreciation Cap shall be initially $24.00 per share of Capital Stock. If, as and when the Common Equivalent Rate is adjusted, the Appreciation Cap shall be adjusted, such that the ratio which the Appreciation Cap in effect immediately following such adjustment bears to the Appreciation Cap in effect immediately prior to such adjustment is the same ratio as that which the Common Equivalent Rate in effect immediately prior to such adjustment bears to the Common Equivalent Rate in effect immediately following such adjustment. The Appreciation Cap in effect at any time is herein called the "Appreciation Cap."


     (vi) Notice of Adjustments.  Whenever the Common Equivalent
Rate is adjusted as herein provided, the Corporation shall:

          (A) forthwith compute the adjusted Common Equivalent Rate and Appreciation Cap in accordance with this Subsection F(c)(vi) and prepare a certificate signed by the Chief Executive Officer, the Chairman, the President, any Vice President or the Treasurer of the Corporation setting forth the adjusted Common Equivalent Rate and Appreciation Cap, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, and file such certificate forthwith with the transfer agent or agents for the Series C Preference Stock and the Capital Stock; and

          (B) mail a notice stating that the Common Equivalent Rate and the Appreciation Cap have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Common Equivalent Rate and Appreciation Cap to the holders of record of the outstanding shares of the Series C Preference Stock at or prior to the time the Corporation mails an interim statement to its shareholders covering the quarter-yearly period during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such quarter-yearly period.

In addition to the foregoing, the Corporation will calculate and provide notice to the transfer agent or agents for the Series C Preference Stock and the Capital Stock within 30 days after (1) the date of initial issuance of the shares of Series C Preference Stock, (2) each Preferential Dividend Payment Date or (3) the occurrence of any event triggering an adjustment of the Common Equivalent Rate, of the number of shares of Capital Stock required to be reserved for issuance upon conversion of the issued and outstanding shares of Series C Preference Stock (calculated as if the Current Market Price of any shares of Capital Stock issuable in payment of Preferential Dividends or Remaining Dividend Premium were 30% of the lowest Current Market Price of Capital Stock applicable during the preceding 100 days); provided that no such notice need be sent if the number of shares of Capital Stock then reserved is in excess of the number of shares of Capital Stock required to be reserved as so calculated.

     (vii) No Fractional Shares. No fractional shares of Capital Stock shall be issued upon conversion of shares of the Series C Preference Stock but, in lieu of any fraction of a share of Capital Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series C Preference Stock surrendered by the same holder for redemption or conversion on any redemption or conversion date or in payment of accrued and unpaid dividends, the Remaining Dividend Premium or any other amount, the holder shall have the right to receive an amount in cash equal to the same fraction of the Current Market Price of the Capital Stock determined as of the second Trading Date immediately preceding the relevant Notice Date or, with respect to conversions pursuant to Subsection F(c)(i), the Final Conversion Date, as the case may be, or a cash payment equal to such holder's proportionate interest in the net proceeds (following the deduction of applicable transaction costs) from the sale, promptly by an agent on behalf of all such holders, of shares of Capital Stock representing the aggregate of such fractional shares.

     (viii) Cancellation. All shares of Series C Preference Stock which shall have been converted into or redeemed for shares of Capital Stock or which shall have been purchased or otherwise acquired by the Corporation shall assume the status of authorized but unissued shares of Series Preference Stock undesignated as to series.

     (ix) Definitions.  As used in this Subsection F,

          (A) the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the States of New York or Ohio are authorized or obligated by law or executive order to close;

          (B) the term "Market Price" for any day means (1) if the Capital Stock is listed or admitted for trading on the New York Stock Exchange (or any successor to such exchange) or, if not so listed or admitted, on any national or regional securities exchange, the last sale price, or the closing bid price if no sale occurred, of such class of stock on the principal securities exchange on which such class of stock is listed, or (2) if not listed or traded as described in clause (1), the last reported sales price of Capital Stock on the National Market System of the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (3) if not quoted as described in clause (2), the mean between the high bid and the low asked quotations for the Capital Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least five of the ten preceding days. If the Capital Stock is quoted on a national securities or central market system in lieu of a market or quotation system described above, then the closing price shall be determined in the manner set forth in clause (1) of the preceding sentence if actual transactions are reported and in the manner set forth in clause (3) of the preceding sentence if bid and asked quotations are reported but actual transactions are not. If none of the conditions set forth above is met, the closing price of Capital Stock on any day or the average of such closing prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. (or any successor to such exchange) selected by the Corporation.

          (C) the term "Current Market Price" per share of Capital Stock on any day shall be the average of the daily Market Prices for the ten consecutive Trading Dates ending on and including the date of determination of the Current Market Price (appropriately adjusted to take into account the occurrence during such ten-day period, or following such ten-day period and prior to the date on which shares of Series C Preference Stock are converted into Capital Stock, of any event that results in an adjustment of the Common Equivalent Rate).

          (D) the term "Notice Date" shall mean the following: with respect to any notice given by the Corporation in connection with a conversion (including any potential conversion upon the effectiveness of a Merger or Consolidation) of any of the Series C Preference Stock, the earlier of the commencement of the mailing of such notice to the holders of Series C Preference Stock or the date such notice is first published in accordance with Subsection F(c)(x); with respect to any notice given by the Corporation in connection with its exercise of its option to deliver shares of Capital Stock in lieu of cash in payment of dividends on the Series C Preference Stock, including a notice stating that the Corporation intends to exercise its option to deliver shares of Capital Stock in satisfaction of accrued and unpaid dividends on the Final Conversion Date, the commencement of the mailing of such notice to the holders of Series C Preference Stock; and with respect to any notice given by the Corporation in connection with a dividend or distribution referred to in Subsection F(c)(iv), the earlier of the commencement of the mailing of notice of such dividend or distribution to the holders of Capital Stock or the date such notice is first published in an Authorized Newspaper (as hereinafter defined).

          (E) the term "Settlement Date" shall mean the following: with respect to a Merger or Consolidation, the business day immediately prior to the effective date of the Merger or Consolidation; and with respect to a conversion of any of the Series C Preference Stock pursuant to Subsection F(c)(iii), the business day immediately prior to the effective date of the conversion as set forth in the notice given by the Corporation in connection therewith; and

          (F) the term "Trading Date" shall mean (1) a date on which the New York Stock Exchange (or any successor to such exchange) is open for the transaction of business, or (2) if the Capital Stock is not at such time listed or admitted for trading on the New York Stock Exchange (or any successor to such Exchange), a date upon which the principal national or regional securities exchange upon which the Capital Stock is listed or admitted to trading is open for the transaction of business, or (3) if not listed or admitted to trading as described in clauses (1) or (2), and if at such time the sales price of Capital Stock is quoted on the National Market System of the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices then in common use, a date for which such system provides quotations with respect to securities upon which it reports, or (4) if not so quoted, and if at such time the bid and asked prices of Capital Stock are reported by the National Quotation Bureau Incorporated, a date for which the National Quotation Bureau Incorporated provides bid and asked prices with respect to securities upon which it reports, or (5) if not so quoted, any business day.

     (x) Notice of Conversion. The Corporation will provide notice of any conversion (including any potential conversion upon the effectiveness of a Merger or Consolidation, but not including any conversion on the Final Conversion Date) of shares of Series C Preference Stock to holders of record of the Series C Preference Stock to be converted not less than 15 nor more than 60 days prior to the date fixed for such conversion; provided, however, that if the timing of the effectiveness of a Merger or Consolidation makes it impracticable to provide at least 15 days notice, the Corporation shall provide such notice as soon as practicable prior to such effectiveness. Such notice shall be provided by mailing notice of such conversion first class postage prepaid, to each holder of record of the Series C Preference Stock to be converted, at such holder's address as it appears on the stock register of the Corporation, and by publishing notice thereof in The Wall Street Journal or The New York Times or, if neither such newspaper is then being published, any other daily newspaper of national circulation (each, an "Authorized Newspaper"). Each such mailed or published notice shall state, as appropriate, the following:

          (A) the conversion date;

          (B) the number of shares of Series C Preference Stock to be converted and, if less than all the shares held by such holder are to be converted, the number of such shares to be converted;

          (C) the number of shares of Capital Stock deliverable upon conversion;

          (D) whether the Corporation is exercising any option to deliver shares of Capital Stock in lieu of cash and the Current Market Price to be used to calculate the number of such shares of Capital Stock;

          (E) the place or places where certificates for such shares are to be surrendered for conversion; and

          (F)   that dividends on the shares of Series C
     Preference Stock to be converted will cease to accrue on such conversion date.

     The Corporation's obligation to deliver shares of Capital Stock and provide cash in accordance with this Subsection F(c)(x) shall be deemed fulfilled if, on or before a conversion date, the Corporation shall deposit, with a bank or trust company having an office or agency in the Borough of Manhattan in New York City, or which has an affiliate or correspondent having an office or agency in the Borough of Manhattan in New York City, which depository has a capital and surplus of at least $50,000,000, such number of shares of Capital Stock as are required to be delivered by the Corporation pursuant to this Subsection F(c) upon the occurrence of the related conversion (including the payment of fractional share amounts), together with shares of Capital Stock and/or cash sufficient to pay all accrued and unpaid dividends and/or any applicable Remaining Dividend Premium on the shares to be converted as required by this Subsection F(c), in trust for the account of the holders of the shares to be converted (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such shares and cash be delivered upon conversion of the shares of Series C Preference Stock so converted. Any interest accrued on such cash shall be paid to the Corporation from time to time. Any shares of Capital Stock or cash so deposited and unclaimed at the end of three years from such conversion date shall be repaid and released to the Corporation, after which the holder or holders of such shares of Series C Preference Stock so converted shall look, subject to applicable state escheat or unclaimed funds laws, only to the Corporation for delivery of shares of Capital Stock and cash, if applicable. Each holder of shares of Series C Preference Stock to be converted shall surrender the certificates evidencing such shares to the Corporation at the place designated in the notice of such conversion and shall thereupon be entitled to receive certificates evidencing shares of Capital Stock and cash, if applicable, following such surrender and following the date of such conversion. In case fewer than all the shares represented by any such surrendered certificate are converted, a new certificate shall be issued at the expense of the Corporation representing the unconverted shares. If such notice of conversion (if required) shall have been duly given, then, notwithstanding that the certificates evidencing any shares of Series C Preference Stock subject to conversion shall not have been surrendered, the shares represented thereby subject to conversion shall be deemed no longer outstanding, dividends with respect to the shares subject to conversion shall cease to accrue after the date fixed for conversion and all rights with respect to the shares subject to conversion shall forthwith after such date cease and terminate, except for the right of the holders to receive the shares of Capital Stock and/or any applicable cash amounts without interest upon surrender of their certificates therefor; provided that if on the date fixed for conversion shares of Capital Stock and cash, if applicable, necessary for the conversion shall have been deposited by the Corporation in trust for the account of the holders of the shares so to be converted (and so as to be and continue to be available therefor) as provided above, then the holder or holders of such shares of Series C Preference Stock so converted shall look only to such bank or trust company for delivery of shares of Capital Stock and cash, if applicable, unless and until such shares of Capital Stock and cash are repaid and released to the Corporation. If fewer than all the outstanding shares of Series C Preference Stock are to be converted at the option of the Corporation, shares to be converted shall be selected by the Corporation from outstanding shares of Series C Preference Stock by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors of the Corporation in its sole discretion to be appropriate and fair to the holders of Series C Preference Stock.

     (d) Voting Rights. (i) In addition to any voting rights to which the holders of shares of Series C Preference Stock shall be entitled pursuant to any other provision of the Certificate of Incorporation or applicable law, each outstanding share of Series C Preference Stock is entitled to vote on all matters submitted to a vote of shareholders of the Corporation, each holder of shares of Series C Preference Stock to have the number of votes equal to the product of the number of shares of Series C Preference Stock owned by such holder multiplied by the Common Equivalent Rate in effect on the record date for determining the shareholders of the Corporation entitled to vote. The Series C Preference Stock and the Capital Stock shall vote as a single class on all matters submitted to a vote of shareholders of the Corporation.

     (ii) In addition to the voting rights set forth in Subsection F(d)(i), whenever, at any time, Preferential Dividends payable on the Series C Preference Stock shall be in arrears with respect to six (6) or more Preferential Dividend Payment Dates, whether or not consecutive, the holders of shares of Series C Preference Stock shall have the exclusive right, voting separately as a class with holders of shares of any one or more other series of Series Preference Stock and/or any other class or series of shares ranking on a parity with shares of Series C Preference Stock either as to dividends or on the distribution of assets upon Liquidation and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next annual meeting of shareholders and at each subsequent annual meeting of shareholders until such right is terminated as provided in this Subsection F(d)(ii). At elections for such directors, each holder of shares of Series C Preference Stock shall be entitled to the number of votes equal to the product of the number of shares of Series C Preference Stock owned by such holder multiplied by the Common Equivalent Rate in effect on the record date for determining the shareholders of the Corporation entitled to vote (the holders of shares of any other series of Series Preference Stock and/or other class or series of shares ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be applicable to them). Upon the vesting of such voting right in the holders of shares of Series C Preference Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of shares of Series C Preference Stock (with the holders of shares of any one or more other class or series of shares ranking on such a parity) as set forth herein. The right of the holders of shares of Series C Preference Stock, voting separately as a class with the holders of shares of any one or more other series of Series Preference Stock and/or other class or series of shares ranking on such a parity, to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on shares of Series C Preference Stock shall have been paid or deposited for payment in full, at which time such right shall terminate, except as by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

     Upon any termination of the right of the holders of Series C Preference Stock and, if applicable, the holders of shares of any one or more other series of Series Preference Stock and/or other class or series of shares ranking on such a parity to vote as a class for directors as herein provided, the term of office of all directors then in office elected by shares of Series C Preference Stock and such other series voting as a class shall terminate immediately. If the office of any director elected by the holders of shares of Series C Preference Stock and, if applicable, the holders of shares of any one or more other series of Series Preference Stock and/or other class or series of shares on such a parity, voting as a class, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of shares of Series C Preference Stock and, if applicable, the holders of shares of any one or more other series of Series Preference Stock and/or other class or series of shares ranking on such a parity, voting as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the special voting powers vested in the holders of shares of Series C Preference Stock and the holders of shares of any one or more other series of Series Preference Stock and/or other class or series of shares ranking on such a parity to vote as a class for directors as provided in this Subsection F(d)(ii) shall have expired, the number of directors shall become such number as may be provided for in the By-Laws, or resolution of the Board of Directors thereunder, irrespective of any increase made pursuant to the provisions of this Subsection F(d)(ii).

     (e) Increase in Shares. The number of shares of Series C Preference Stock may, to the extent of the Corporation's authorized and unissued Series Preference Stock, be increased by further resolution duly adopted by the Board of Directors and the filing of an amendment to the Certificate of Incorporation of the Corporation.

     (f) Exclusive Rights. Each holder of shares of Series C Preference Stock shall hold such Series C Preference Stock subject to the right of the Corporation to effect a conversion in accordance with the provisions of Subsection F(c) hereof and, in the event of such a conversion shall have the right to receive, as full payment, discharge and satisfaction of the obligations of the Corporation with respect to such Series C Preference Stock, only those shares of Capital Stock and cash, if applicable, delivered as provided in accordance with Subsection F(c) hereof.

                    CERTIFICATE OF AMENDMENT
                             TO THE
              RESTATED CERTIFICATE OF INCORPORATION
                               OF
               CHIQUITA BRANDS INTERNATIONAL, INC.

TO:  Secretary of State
     State of New Jersey


     Pursuant to the provisions of N.J.S. 14A:7-2(2), the undersigned corporation, Chiquita Brands International, Inc. (the
"Corporation"), executes the following Certificate of Amendment to its Restated Certificate of Incorporation, as amended (the
"Certificate of Incorporation").

     1.   The name of the corporation is Chiquita Brands
          International, Inc.

     2. The following resolutions, establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof, were duly adopted by the Executive Committee of the Board of Directors of the Corporation as of the 8th day of February, 1994, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, exercised on behalf of the Board of Directors by the Executive Committee pursuant to resolutions of the Board of Directors so authorizing it to act:

               RESOLVED, that pursuant to the authority expressly vested in the Executive Committee of the Board of Directors of the Corporation by the Restated Certificate of Incorporation, as amended, and by resolutions of the Board of Directors, the Executive Committee of the Board of Directors hereby classifies Two Million, Eight Hundred Seventy-Five Thousand (2,875,000) shares of the Corporation's Non-Voting Cumulative Preferred Stock as a new series designated "$2.875 Non-Voting Cumulative Preferred Stock, Series A," $1.00 par value (the "Series A Preferred Stock").


               RESOLVED, that the terms and conditions
          of the Series A Preferred Stock, including its rights, preferences, privileges, voting powers, restrictions, qualifications, limitations, and terms and conditions for conversion shall be as set forth in Exhibit A attached hereto.

               RESOLVED, that the Corporation's Restated
          Certificate of Incorporation, as amended, is hereby further amended to add to Section IV of such certificate a new Subsection G entitled "Special Provisions Applicable to Series A Preferred Stock," in the form attached hereto as Exhibit A, and the proper officers of the Corporation are authorized to execute and file, as necessary, any documents or certificates with the New Jersey Secretary of State to effect such amendment.

     3. The resolutions were adopted by unanimous written consent by the Executive Committee of the Board of Directors as of February 8, 1994.

     4. The Certificate of Incorporation is further amended so that the designation and number of shares of each class and series acted upon in the resolutions, and the relative rights, preferences and limitations of each such class and series are as stated in Exhibit A attached hereto, which is the same exhibit referred to in the foregoing resolutions.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment to the Certificate of Incorporation this 10th day of February, 1994.


                              CHIQUITA BRANDS INTERNATIONAL, INC.



                              By:/s/ William A. Tsacalis
                                 --------------------------------
                                 William A. Tsacalis
                                 Vice President and
                                   Controller

                                                  EXHIBIT A


SUBSECTION G.  SPECIAL PROVISIONS APPLICABLE TO SERIES A
               PREFERRED STOCK


     There is hereby established Series A Preferred Stock which shall be designated "$2.875 Non-Voting Cumulative Preferred Stock, Series A" $1.00 par value ("Series A Preferred Stock") and shall consist of Two Million, Eight Hundred Seventy-Five Thousand (2,875,000) shares, and no more. The relative, participating, optional and other special rights and the qualifications, limitations and restrictions of the Series A Preferred Stock shall be as follows:

     (a) Dividends.

     (i) The holders of outstanding shares of the Series A Preferred Stock shall be entitled to receive (subject to the rights of holders of shares of Mandatorily Exchangeable Cumulative Preference Stock, Series C, or any series of Non-Voting Cumulative Preferred Stock or Series Preference Stock and/or any other class or series of preferred or preference stock which the Corporation may in the future issue which ranks prior to or on a parity with the Series A Preferred Stock as to dividends), when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative preferential cash dividends at the per share rate of $.71875 per quarter and no more ("Preferential Dividends"), payable on the seventh (7th) day of March, June, September and December of each year (each such date being hereinafter referred to as a "Preferential Dividend Payment Date") commencing June 7, 1994; provided, however, that the Preferential Dividend payable on June 7, 1994 (the "Initial Preferential Dividend") with respect to any share of Series A Preferred Stock outstanding on the record date for the Initial Preferential Dividend shall be computed in accordance with Subsection G(a)(iv). If June 7, 1994 or any other Preferential Dividend Payment Date shall not be a business day, then the Preferential Dividend Payment Date shall be on the next succeeding business day. Each such dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record date, not less than 10 nor more than 60 days preceding the Preferential Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends on the Series A Preferred Stock shall accrue from the date of issuance of the Series A Preferred Stock, and dividends accrued as of each Preferential Dividend Payment Date shall accumulate to the extent not paid on such date. Accumulated unpaid dividends shall not bear interest. All payments of Preferential Dividends to holders of Series A Preferred Stock shall be rounded up to the nearest whole cent.

          (ii) So long as any shares of Series A Preferred Stock are outstanding:

          (A) no dividend (other than a dividend or distribution paid in shares of, or warrants or rights to subscribe for or purchase shares of, Capital Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Capital Stock or upon any other stock of the Corporation ranking junior to or (except as provided in the following sentence) on a parity with the Series A Preferred Stock as to dividends,

          (B) nor shall any Capital Stock nor any other stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation),

          (C) nor shall the Corporation purchase or otherwise acquire (except pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series A Preferred Stock), or convert in part, but not in whole, into shares of Capital Stock at the option of the Corporation pursuant to Subsection G(c)(ii) outstanding shares of Series A Preferred Stock, unless, in each case, the full Preferential Dividends, if any, accumulated on all outstanding shares of the Series A Preferred Stock through the most recent Preferential Dividend Payment Date shall have been paid or deposited for payment or contemporaneously are declared and paid or deposited for payment. When dividends have not been paid in full upon the shares of Series A Preferred Stock, all dividends and other distributions declared upon the Series A Preferred Stock and any other shares of the Corporation ranking on a parity as to dividends and such other distributions with the shares of Series A Preferred Stock shall be declared pro rata so that the amount of dividends and other distributions declared per share on the Series A Preferred Stock and such other shares shall in all cases bear to each other the same ratio that accumulated unpaid dividends per share on the shares of Series A Preferred Stock and such other shares bear to each other. Holders of the shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided.

     (iii) Any dividend payment made on shares of Series A
Preferred Stock shall first be credited against the earliest accumulated unpaid dividend due with respect to shares of Series
A Preferred Stock.

     (iv) Any dividends payable for any period greater or less than a full quarterly dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.


     (b) Liquidation.

     (i) Upon any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), the holders of shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, after payment of all debts and other liabilities of the Corporation and all liquidation preferences of holders of shares of any class or series of preferred or preference stock which the Corporation may in the future issue which ranks prior to the Series A Preferred Stock with respect to liquidation rights, but before any distribution or payment is made to holders of Capital Stock of the Corporation or on any other shares of the Corporation ranking junior to the shares of Series A Preferred Stock upon liquidation, liquidating distributions in the amount of $50 per share, plus an amount equal to all accumulated unpaid Preferential Dividends thereon to the date of Liquidation, and no more. If upon any Liquidation the amounts payable with respect to the Series A Preferred Stock and any other shares of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of shares of Series A Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributable amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any distribution or payments by the Corporation.

     (ii) Neither the merger nor consolidation of the Corporation into or with any other corporation or other entity, nor the merger or consolidation of any other corporation or other entity into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation for cash, securities or other property, shall be deemed to be a Liquidation for purposes of this Subsection G(b).



     (c) Conversions.

     (i) Automatic Conversion Upon the Occurrence of Certain Events. Immediately prior to the effectiveness of a merger or consolidation of the Corporation that results in the conversion or exchange of the Capital Stock into or for, or that results in the holders of Capital Stock obtaining the right to receive, cash, securities or other assets, whether of the Corporation or of any other person or entity (any such merger or consolidation is referred to herein as a "Merger or Consolidation"), other than a Merger or Consolidation in which the Series A Preferred Stock remains outstanding and holders of Series A Preferred Stock obtain the right to receive upon conversion of their shares into Capital Stock or any other security the same cash, securities or other assets that they would have received with respect to the maximum number of shares of Capital Stock which such holders would have received (other than in payment of accumulated unpaid dividends) upon conversion of their shares of Series A Preferred Stock (at the option of the Corporation pursuant to clause (ii) of this Subsection G(c) or at the option of the holder pursuant to clause (iii) of this Subsection G(c), whichever is greater) immediately prior to the effectiveness of the Merger or Consolidation, each outstanding share of Series A Preferred Stock shall automatically convert into the maximum number of shares of Capital Stock which such holders would have received (other than in payment of accumulated unpaid dividends) upon conversion of their shares of Series A Preferred Stock (at the option of the Corporation pursuant to clause (ii) of this Subsection G(c) or at the option of the holder pursuant to clause (iii) of this Subsection G(c), whichever is greater), plus the right to receive an amount of cash equal to the accumulated unpaid dividends on such share of Series A Preferred Stock to and including the Settlement Date (as defined in Subsection G(c)(viii)).

     (ii) Conversion at the Option of the Corporation. (A) At any time and from time to time on and after February 15, 1997 and prior to February 15, 2001, and upon notice given as provided herein, the Corporation may convert, in whole or in part, the outstanding shares of Series A Preferred Stock; provided, however, that the Corporation may exercise its right to convert only if the Market Price (as defined in Subsection G(c)(viii)) of the Capital Stock for 20 Trading Dates (as defined in Subsection G(c)(viii)) within any period of 30 consecutive Trading Dates, including the last Trading Date of such 30 consecutive Trading Date period (the "Measuring Date"), shall have exceeded $24.70 per share, subject to adjustment as provided below (the "Strike Price"). On the date fixed for conversion, each outstanding share of Series A Preferred Stock to be converted pursuant to this Subsection G(c)(ii)(A) shall convert into that number of shares of Capital Stock as shall be determined in accordance with the Conversion Rate (as defined in Subsection G(c)(iv)) as in effect on the date of conversion, plus the right to receive an amount of cash equal to the accumulated unpaid dividends on such share of Series A Preferred Stock to and including the Settlement Date. The Strike Price shall be proportionately adjusted when, as and if the Conversion Rate shall be adjusted pursuant to Subsection G(c)(iv).

     (B) At any time and from time to time on and after February
15, 2001, and upon notice given as provided herein, the Corporation may convert, in whole or in part, the outstanding shares of Series A Preferred Stock. On the date fixed for conversion, each outstanding share of Series A Preferred Stock to be converted pursuant to this Subsection G(c)(ii)(B) shall convert into:

          (1) the lesser of (x) that number of shares of Capital Stock as shall equal $50 divided by the Current Market Price (as defined in Subsection G(c)(viii)) per share of Capital Stock on the date of conversion, or
     (y) 10 shares of Capital Stock, subject to adjustment as provided below (the "Maximum Conversion Rate"); plus

          (2) the right to receive an amount of cash equal to the accumulated unpaid dividends on such share of Series A Preferred Stock to and including the Settlement Date; plus

          (3) the right to receive an amount of cash equal to dividends accrued since the immediately preceding Preferential Dividend Payment Date, calculated in accordance with Subsection G(a)(iv); provided, however, that no amount shall be due and payable pursuant to this clause (3) if the conversion date follows a record date for the payment of a Preferential Dividend and precedes the next succeeding Preferential Dividend Payment Date.

The Maximum Conversion Rate shall be proportionately adjusted when, as and if the Conversion Rate shall be adjusted pursuant to Subsection G(c)(iv).

     (iii) Conversion at the Option of the Holder. At any time and from time to time after the 60th day following the final closing of the initial public offering of Series A Preferred Stock, each holder of Series A Preferred Stock shall have the right to convert, in whole or in part, the outstanding shares of Series A Preferred Stock; provided, however, that if the shares of Series A Preferred Stock to be converted have been earlier called for conversion at the option of the Corporation, the right of the holder to convert such shares will terminate as of 5:00 P.M., New York City time, on the business day immediately preceding the date fixed for such conversion. Each outstanding share of Series A Preferred Stock to be converted at the option of the holder shall convert into that number of shares of Capital Stock as shall be determined in accordance with the Conversion Rate in effect on the Settlement Date, plus the right to receive an amount of cash equal to the accumulated unpaid dividends on such share of Series A Preferred Stock to be converted to and including the Settlement Date. In order to convert shares of Series A Preferred Stock into Capital Stock the holder thereof shall surrender, at the office in the United States designated by the Corporation in writing from time to time for registration of transfers and conversion, the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that such holder elects to convert such shares and shall state in writing therein the name or names (with addresses) in which such holder wishes the certificate or certificates for Capital Stock to be issued. Shares of Series A Preferred Stock surrendered for conversion after the close of business on a record date for payment of Preferential Dividends and before 9:00 A.M., New York time, on the next succeeding Preferential Dividend Payment Date must be accompanied by payment of an amount equal to the Preferential Dividend thereon which is to be paid on such Preferential Dividend Payment Date. Shares of Series A Preferred Stock shall be deemed to have been converted on the date of the surrender of such certificate or certificates for shares for conversion as provided above, and the person or persons entitled to receive the Capital Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Capital Stock on such date. As soon as practicable on or after the date of conversion as aforesaid, the Corporation will issue and deliver a certificate or certificates for the number of full shares of Capital Stock issuable upon such conversion, together with cash for any fraction of a share, as provided in Subsection G(c)(vi), to the person or persons entitled to receive the same.

     (iv) Conversion Rate; Adjustments. The Conversion Rate to be used to determine the number of shares of Capital Stock to be delivered on the conversion of the Series A Preferred Stock into shares of Capital Stock pursuant to Subsections G(c)(i), (ii) and
(iii) shall be initially 2.6316 shares of Capital Stock for each share of Series A Preferred Stock; provided, however, that such Conversion Rate shall be subject to adjustment from time to time as provided below in this Subsection G(c)(iv). All adjustments to the Conversion Rate shall be calculated in 1/100ths of a share of Capital Stock. No adjustment of less than one percent (1%) of the Conversion Rate shall be required; however, any such adjustment not made due to such limitation shall be carried forward and shall be taken into account in any subsequent adjustment. Such rate in effect at any time is herein called the "Conversion Rate."



     (A) If the Corporation shall:

               (1) pay a dividend or make a distribution with respect to the Capital Stock in shares of Capital Stock (other than a dividend or distribution which is also paid to holders of Series A Preferred Stock and in which such holders shall receive, with respect to each share of Series A Preferred Stock, the same number of shares of Capital Stock as shall be distributed with respect to the maximum number of shares of Capital Stock into which such share of Preferred Stock shall then be convertible at the option of the Corporation pursuant to Subsection G(c)(ii) or at the option of the holder pursuant to Subsection G(c)(iii), whichever is greater),

               (2) subdivide or split its outstanding shares of Capital Stock,

               (3) combine its outstanding shares of Capital
          Stock into a smaller number of shares, or

               (4) issue by reclassification of its shares of Capital Stock any shares of Capital Stock of the Corporation,

     then, in any such event, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the date of such event by a fraction, of which the numerator shall be the number of outstanding shares of Capital Stock immediately following such event, and of which the denominator shall be the number of outstanding shares of Capital Stock immediately prior to such event. Such adjustment shall become effective at the opening of business on the business day next following the record date for determination of shareholders entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in case of a subdivision, split, combination, or reclassification.

          (B) If the Corporation shall pay a dividend or make a distribution to all holders of its Capital Stock of evidence of its indebtedness or other assets (including securities of the Corporation but excluding any regular quarterly dividends payable solely in cash out of funds legally available therefor at a rate fixed from time to time by the Board of Directors or distributions and dividends referred to in clause (A) above), or shall distribute to all holders of its Capital Stock rights or warrants to subscribe for or purchase securities of the Corporation or any of its subsidiaries (in each case other than a dividend or distribution which is also paid or made to holders of Series A Preferred Stock in which such holders shall receive, with respect to each share of Series A Preferred Stock, the same evidence of indebtedness or other assets, or the same rights or warrants, as shall be paid or distributed with respect to the maximum number of shares of Capital Stock into which each share of Preferred Stock shall then be convertible at the option of the Corporation pursuant to Subsection G(c)(ii) or at the option of the holder pursuant to Subsection(G)(c)(iii), whichever is greater), then in each such case the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction, of which the numerator shall be the Current Market Price per share of Capital Stock on the record date mentioned below, and of which the denominator shall be such Current Market Price per share of Capital Stock less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) as of such record date of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, applicable to one share of Capital Stock. Such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of shareholders entitled to receive such distribution.

          (C)  Anything in this Subsection G(c)(iv)
     notwithstanding, the Board of Directors shall be entitled to make such upward adjustments in the Conversion Rate, in addition to those required by this Subsection G(c)(iv), (1) as the Board of Directors in its discretion shall determine to be advisable, in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended, or any successor section thereto) hereafter made by the Corporation to its shareholders shall not be taxable; and (2) as the Board of Directors in its discretion shall determine to be necessary or appropriate in order to preserve the relative rights of the holders of Capital Stock, on the one hand, and the holders of Series A Preferred Stock, on the other hand, as such rights are set forth in this Certificate of Incorporation.

          (D) In any case in which this Subsection G(c)(iv) shall require that an adjustment as a result of any event become effective at the opening of business on the business day next following a record date, and the date fixed for conversion pursuant to Subsection G(c)(i), (ii) or (iii) occurs after such record date, but before the occurrence of such event, the Corporation may in its sole discretion elect to defer the following until after the occurrence of such event:

               (1) issuing to the holder of any shares of the Series A Preferred Stock surrendered for conversion the additional shares of Capital Stock issuable upon such conversion over and above the shares of Capital Stock issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; and

               (2) paying to such holder any amount in cash in lieu of a fractional share of Capital Stock pursuant to Subsection G(c)(vi).

     (v) Notice of Adjustments. Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall:

          (A) forthwith compute the adjusted Conversion Rate in accordance with Subsection G(c)(iv) and prepare a certificate signed by the Chief Executive Officer, the Chairman, the President, any Vice President or the Treasurer of the Corporation setting forth the adjusted Conversion Rate, Maximum Conversion Rate and, if applicable, Strike Price, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, and file such certificate forthwith with the transfer agent or agents for the Series A Preferred Stock and the Capital Stock; and

          (B) mail a notice stating that the Conversion Rate, Maximum Conversion Rate and, if applicable, Strike Price, have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Conversion Rate, Maximum Conversion Rate and, if applicable, Strike Price, to the holders of record of the outstanding shares of the Series A Preferred Stock at or prior to the time the Corporation mails an interim financial statement to its shareholders covering the quarter-yearly fiscal period during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such quarter-yearly fiscal period.

In addition to the foregoing, the Corporation will calculate and provide notice to the transfer agent or agents for the Series A Preferred Stock and the Capital Stock within 30 days after (1) the date of initial issuance of the shares of Series A Preferred Stock, or (2) the occurrence of any event triggering an adjustment of the Maximum Conversion Rate, of the number of shares of Capital Stock required to be reserved for issuance upon conversion of the issued and outstanding shares of Series A Preferred Stock; provided that no such notice need be sent if the number of shares of Capital Stock then reserved is in excess of the number of shares of Capital Stock required to be reserved as so calculated.

     (vi) No Fractional Shares. No fractional shares of Capital Stock shall be issued upon conversion of shares of Series A Preferred Stock but, in lieu of any fraction of a share of Capital Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series A Preferred Stock surrendered by the same holder for conversion on any conversion date, the holder shall have the right to receive an amount in cash equal to the same fraction of the Current Market Price of the Capital Stock on the date of conversion.

     (vii) Cancellation. All shares of Series A Preferred Stock which shall have been converted into shares of Capital Stock or which shall have been purchased or otherwise acquired by the Corporation shall assume the status of authorized but unissued shares of Non-Voting Cumulative Preferred Stock undesignated as to series.

     (viii) Definitions.  As used in this Subsection G:

          (A) The term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the States of New York or Ohio are authorized or obligated by law or executive order to close.

          (B) The term "Current Market Price" per share of Capital Stock on any day shall be the average of the daily Market Prices for the five consecutive Trading Dates ending on the Trading Date immediately preceding the date of determination of the Current Market Price (appropriately adjusted to take into account the occurrence during such five-day period, or following such five-day period and prior to the date on which shares of Series A Preferred Stock are converted into Capital Stock, of any event that results in an adjustment of the Conversion Rate).

          (C) The term "Market Price" for any day means (1) if the Capital Stock is listed or admitted for trading on the New York Stock Exchange (or any successor to such exchange) or, if not so listed or admitted, on any national or regional securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Capital Stock on the principal securities exchange on which the Capital Stock is listed, or (2) if not listed or traded as described in clause (1), the last reported sales price of the Capital Stock on the National Market System of the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (3) if not quoted as described in clause (2), the mean between the high bid and the low asked quotations for the Capital Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Capital Stock on at least five of the ten preceding days. If the Capital Stock is quoted on a national securities or central market system in lieu of a market or quotation system described above, then the closing price shall be determined in the manner set forth in clause (1) of the preceding sentence if actual transactions are reported and in the manner set forth in clause (3) of the preceding sentence if bid and asked quotations are reported but actual transactions are not. If none of the conditions set forth above is met, the closing price of Capital Stock on any day or the average of such closing prices for any period shall be the fair market value of the Capital Stock as determined by a member firm of the New York Stock Exchange, Inc. (or any successor to such exchange) selected by the Corporation.

          (D) The term "Notice Date" shall mean the following: with respect to any notice given by the Corporation in connection with a conversion (including any potential conversion upon the effectiveness of a Merger or Consolidation) of any of the Series A Preferred Stock, the date of mailing of such notice to the holders of Series A Preferred Stock.

          (E) The term "Settlement Date" shall mean the following: with respect to a Merger or Consolidation, the business day immediately prior to the effective date of the Merger or Consolidation; with respect to a conversion of any of the Series A Preferred Stock at the option of the Corporation pursuant to Subsection G(c)(ii), the business day immediately prior to the effective date of the conversion as set forth in the notice given by the Corporation in connection therewith; and with respect to a conversion of any of the Series A Preferred Stock at the option of the holder pursuant to Subsection G(c)(iii), the date upon which the certificates representing shares of Series A Preferred Stock are surrendered for conversion.

          (F) The term "Trading Date" shall mean (1) a date on which the New York Stock Exchange (or any successor to such exchange) is open for the transaction of business, or (2) if the Capital Stock is not at such time listed or admitted for trading on the New York Stock Exchange (or any successor to such Exchange), a date upon which the principal national or regional securities exchange upon which the Capital Stock is listed or admitted to trading is open for the transaction of business, or (3) if not listed or admitted to trading as described in clauses (1) or (2), and if at such time the sales price of Capital Stock is quoted on the National Market System of the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices then in common use, a date for which such system provides quotations with respect to securities upon which it reports, or (4) if not so quoted, and if at such time the bid and asked prices of the Capital Stock are reported by the National Quotation Bureau Incorporated, a date for which the National Quotation Bureau Incorporated provides bid and asked prices with respect to securities upon which it reports, or (5) if not so quoted, any business day.

     (ix) Notice of Conversion. The Corporation shall provide notice of any exercise of its right to convert shares of Series A Preferred Stock to holders of record of the Series A Preferred Stock to be converted by mailing a notice of conversion (within five business days after the Measuring Date, in the case of any Notice Date with respect to a conversion date prior to February 15, 2001) to such holders, which notice will specify an effective date of conversion that is not less than 15 nor more than 60 days after the date of such notice. The Corporation will provide notice of any potential conversion upon the effectiveness of a Merger or Consolidation not less than 15 nor more than 60 days prior to the effective date thereof; provided, however, that if the timing of the effectiveness of a Merger or Consolidation makes it impracticable to provide at least 15 days' notice, the Corporation shall provide such notice as soon as practicable prior to such effectiveness. Each such notice shall be provided by mailing notice of such conversion first class postage prepaid, to each holder of record of the Series A Preferred Stock to be converted, at such holder's address as it appears on the stock register of the Corporation. Each such notice shall state, as appropriate, the following:

          (A) the conversion date;

          (B) the number of shares of Series A Preferred Stock to be converted and, if less than all the shares held by such holder are to be converted, the number of such shares to be converted;

          (C) the number of shares of Capital Stock deliverable upon conversion, or a description of the formula pursuant to which such number shall be determined;

          (D) the place or places where certificates for such shares are to be surrendered for conversion; and

          (E) that dividends on the shares of Series A Preferred
     Stock to be converted will cease to accrue on the effective date of conversion.

     The Corporation's obligation to deliver shares of Capital Stock and provide cash in accordance with this Subsection G(c)(ix) shall be deemed fulfilled if, on or before an effective date of conversion, the Corporation shall deposit, with a bank or trust company having an office or agency in the Borough of Manhattan in New York City, or which has an affiliate or correspondent having an office or agency in the Borough of Manhattan in New York City, which depository has a capital and surplus of at least $50,000,000, such number of shares of Capital Stock as are required to be delivered by the Corporation pursuant to this Subsection G(c) upon the occurrence of the related conversion, together with cash sufficient to pay all accumulated unpaid dividends, cash in lieu of fractional share amounts and/or any additional payment pursuant to Subsection G(c)(ii)(B)(3), if applicable, on the shares to be converted as required by this Subsection G(c), in trust for the account of the holders of the shares to be converted, with irrevocable instructions and authority to such bank or trust company that such shares and cash be delivered upon conversion of the shares of Series A Preferred Stock so converted. Any interest accrued on such cash shall be paid to the Corporation from time to time. Any shares of Capital Stock or cash so deposited and unclaimed at the end of three years from such conversion date shall be repaid and released to the Corporation, after which the holder or holders of such shares of Series A Preferred Stock so converted shall look, subject to applicable state escheat or unclaimed funds laws, only to the Corporation for delivery of shares of Capital Stock and cash, if applicable. Each holder of shares of Series A Preferred Stock to be converted shall surrender the certificates evidencing such shares to the Corporation at the place designated in the notice of such conversion and shall thereupon be entitled to receive certificates evidencing shares of Capital Stock and cash, if applicable, following such surrender and following the date of such conversion. In case fewer than all the shares of Series A Preferred Stock represented by any such surrendered certificate are converted, a new certificate shall be issued at the expense of the Corporation representing the unconverted shares. If such notice of conversion (if required) shall have been duly given, then, notwithstanding that the certificates evidencing any shares of Series A Preferred Stock subject to conversion shall not have been surrendered, the shares represented thereby subject to conversion shall be deemed no longer outstanding, dividends with respect to the shares of Series A Preferred Stock subject to conversion shall cease to accrue after the date fixed for conversion and all rights with respect to such shares subject to conversion shall forthwith after such date cease and terminate, except for the right of the holders to receive the shares of Capital Stock and/or any applicable cash amounts without interest upon surrender of their certificates therefor; provided that if on the date fixed for conversion shares of Capital Stock and cash, if applicable, necessary for the conversion shall have been deposited by the Corporation in trust for the account of the holders of the shares of Series A Preferred Stock so to be converted as provided above, then the holder or holders of such shares of Series A Preferred Stock so converted shall look only to such bank or trust company for delivery of shares of Capital Stock and cash, if applicable, unless and until such shares of Capital Stock and cash are repaid and released to the Corporation. No holder of a certificate of shares of Series A Preferred Stock shall be, or have any rights as, a holder of the shares of Capital Stock issuable in connection with the conversion thereof, including, without limitation, voting rights or the right to receive any dividend from the Corporation with respect to such shares of Capital Stock, until surrender of such certificate for a certificate representing such Capital Stock. Upon such surrender, there shall be paid to the holder the amount of any dividend or other distribution (without interest) which became payable in respect of the number of whole shares of Capital Stock issuable upon such surrender on or after the conversion date, but which was not paid by reason of any earlier failure to surrender certificates that represented shares of Series A Preferred Stock. If fewer than all the outstanding shares of Series A Preferred Stock are to be converted at the option of the Corporation, shares to be converted shall be selected by the Corporation from outstanding shares of Series A Preferred Stock by lot or pro rata (as nearly as may be) or by any other method reasonably determined by the Board of Directors of the Corporation to be appropriate and fair to the holders of Series A Preferred Stock.

     (x) Corporation's Option to Pay Accumulated Unpaid Dividends in Common Stock Upon Conversion on or after February 15, 2001. Notwithstanding anything to the contrary contained herein, if the effective date of any conversion is on or after February 15, 2001 and if on such date there are accumulated unpaid dividends with respect to the Series A Preferred Stock to be so converted, then on such effective date the Corporation may deliver, in lieu of any cash payment in respect of accumulated unpaid dividends and, if applicable, any additional payment pursuant to Subsection G(c)(ii)(B)(3), that number of shares of Capital Stock the aggregate Current Market Price of which on such date shall equal the amount of such cash payment. Such option may be exercised by the Corporation for all or part of such cash payment.

     (xi) No Interest on Accumulated Unpaid Dividends. Any payment with respect to accumulated unpaid dividends upon conversion of shares of Series A Preferred Stock, whether such payment is made in cash or, pursuant to Subsection G(c)(x), in shares of Capital Stock, shall not provide for any interest on such accumulated unpaid dividends.

     (d)  Voting Rights.

     (i) Holders of Series A Preferred Stock shall have no right to vote on any matter submitted to a vote of shareholders of the Corporation, except as otherwise provided by applicable law and this Subsection G(d). In addition to any voting rights to which the holders of shares of Series A Preferred Stock shall be entitled pursuant to applicable law, whenever, at any time, Preferential Dividends payable on the Series A Preferred Stock shall be in arrears with respect to six (6) or more Preferential Dividend Payment Dates, whether or not consecutive, the holders of shares of Series A Preferred Stock shall have the right, voting separately as a class with holders of shares of any one or more series of Non-Voting Cumulative Preferred Stock, Series Preference Stock and/or any other class or series of shares ranking on a parity with shares of Series A Preferred Stock as to dividends and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next meeting of shareholders at which directors are to be elected and at each subsequent meeting of shareholders at which directors are to be elected until such right is terminated as provided in this Subsection G(d). Upon the vesting of such voting right in the holders of shares of Series A Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of shares of Series A Preferred Stock (voting as a class with the holders of shares of any one or more other class or series of shares ranking on such a parity) as set forth herein. The right of the holders of shares of Series A Preferred Stock to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on shares of Series A Preferred Stock shall have been paid or deposited for payment in full, at which time such right shall terminate, except as by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

     (ii) Upon any termination of the right of the holders of Series A Preferred Stock and, if applicable, the holders of shares of any one or more other series of Non-Voting Cumulative Preferred Stock, Series Preference Stock and/or other class or series of shares ranking on such a parity to vote as a class for directors as herein provided, the term of office of all directors then in office elected by shares of Series A Preferred Stock and such other series voting as a class shall terminate immediately. If the office of any director elected by the holders of shares of Series A Preferred Stock and, if applicable, the holders of shares of one or more other series of Non-Voting Cumulative Preferred Stock, Series Preference Stock and/or other class or series of shares on such a parity, voting as a class, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of shares of Series A Preferred Stock and, if applicable, the holders of shares of any one or more other series of Non-Voting Cumulative Preferred Stock, Series Preference Stock and/or other class or series of shares ranking on such a parity, voting as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the special voting powers vested in the holders of shares of Series A Preferred Stock and the holders of shares of any one or more other series of Non-Voting Cumulative Preferred Stock, Series Preference Stock and/or other class or series of shares ranking on such a parity to vote as a class for directors as provided in this Subsection G(d)(ii) shall have expired, the number of directors shall become such number as may be provided for in the By-Laws, or resolution of the Board of Directors thereunder, irrespective of any increase made pursuant to the provisions of this Subsection G(d)(ii).

     (iii) While any Series A Preferred Stock is outstanding, the Corporation shall not, without the affirmative consent (given in writing or at a meeting duly called for that purpose) of the holders of at least two-thirds (2/3rds) of the aggregate number of votes entitled to be exercised by holders of all affected series of Non-Voting Cumulative Preferred Stock then outstanding (provided that each other series shall have voting rights similar or identical to the voting rights set forth in this Subsection G(d)(iii)): (A) amend the Certificate of Incorporation of the Corporation to authorize the creation of any class or series of stock having a preference as to dividends or upon liquidation senior to or on a parity with the Series A Preferred Stock (hereinafter in this Subsection (G)(d)(iii) referred to as "Senior Stock"); provided, however, that no such approval of holders of Series A Preferred Stock (or other affected series of Non-Voting Cumulative Preferred Stock having similar voting rights) shall be required to amend the Certificate of Incorporation of the Corporation to authorize the creation of any series of Senior Stock that may be authorized out of the Non-Voting Cumulative Preferred Stock or the Series Preference Stock, the terms of which may be established by any amendment to the Certificate of Incorporation of the Corporation which may be adopted by the Board of Directors of the Corporation without shareholder approval, or (B) amend, alter or repeal the Certificate of Incorporation of the Corporation in a manner that would materially adversely affect the terms of Series A Preferred Stock.

     (iv) With respect to any matter upon which holders of shares of Series A Preferred Stock shall be entitled to vote pursuant to this Subsection G(d), each such holder shall be entitled to exercise the number of votes equal to the maximum number of shares of Capital Stock into which the shares of Series A Preferred Stock held by such holder shall then be convertible at the option of the Corporation pursuant to Subsection G(c)(ii) or at the option of the holder pursuant to Subsection (G)(c)(iii), whichever is greater, on the record date for determining the shareholders of the Corporation entitled to vote.

     (e) Increase in Shares.

     The number of shares of Series A Preferred Stock may, to the extent of the Corporation's authorized and unissued Non-Voting Cumulative Preferred Stock, be increased by further resolution duly adopted by the Board of Directors and the filing of an amendment to the Certificate of Incorporation of the Corporation.

     (f)  Exclusive Rights.

     Each holder of shares of Series A Preferred Stock shall hold such Series A Preferred Stock subject to the right of the Corporation to effect a conversion in accordance with the provisions of Subsection G(c) hereof and, in the event of such a conversion, shall have the right to receive, as full payment, discharge and satisfaction of the obligations of the Corporation with respect to such Series A Preferred Stock, only those shares of Capital Stock and cash, if applicable, delivered as provided in accordance with Subsection G(c) hereof.

     (g) Equal Rank.

     All shares of Series A Preferred Stock shall be identical in all respects, and all shares of Series A Preferred Stock shall be of equal rank with shares of Mandatorily Exchangeable Cumulative Preference Stock, Series C, in respect of the preference as to dividends and to payments upon the Liquidation of the Corporation.